Exhibit 4.6.1

EXECUTION VERSION

HERTZ VEHICLE FINANCING LLC,

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Securities Intermediary

SECOND AMENDED AND RESTATED SERIES 2009-1 SUPPLEMENT

dated as of October 25, 2012

to

THIRD AMENDED AND RESTATED
BASE INDENTURE

dated as of September 18, 2009

$2,238,832,384 Series 2009-1 Variable Funding Rental Car Asset Backed Notes

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A:	Form of Series 2009-1 Variable Funding Rental Car Asset Backed Notes
Exhibit B:	Form of Series 2009-1 Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D:	Form of Series 2009-1 Letter of Credit Reduction Notice
Exhibit E:	Form of Purchaser’s Letter
Exhibit F:	Form of Monthly Noteholders’ Statement
Exhibit G-1:	Form of Demand Notice
Exhibit G-2:	Form of Series 2009-1 Demand Note
Exhibit H:	Form of Estimated Interest Adjustment Notice
Exhibit I:	Maximum Manufacturer Amounts
Exhibit J:	Additional UCC Representations

iii

SECOND AMENDED AND RESTATED SERIES 2009-1 SUPPLEMENT dated as of October 25, 2012 (“Series Supplement”) between HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between HVF and the Trustee (as amended by Supplemental Indenture No. 1 thereto, dated as of December 21, 2010, and by Supplemental Indenture No. 2, dated as of the date hereof, and as further amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that HVF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

WHEREAS, HVF and the Trustee entered into the Series 2009-1 Supplement, dated as of September 18, 2009 (the “Initial Series 2009-1 Supplement”);

WHEREAS, HVF and the Trustee entered into the Amended and Restated Series 2009-1 Supplement, dated as of December 16, 2010 (the “Prior Series 2009-1 Supplement”) pursuant to which the Initial Series 2009-1 Supplement was amended and restated;

WHEREAS, Section 6.9 of the Prior Series 2009-1 Supplement permits HVF to make amendments to the Prior Series 2009-1 Supplement subject to certain conditions set forth therein;

WHEREAS, HVF and the Trustee, in accordance with Section 6.9 of the Prior Series 2009-1 Supplement, desire to amend and restate the Prior Series 2009-1 Supplement on the date hereof in its entirety as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There was created a Series of Notes issued pursuant to the Base Indenture and the Prior Series 2009-1 Supplement and such Series of Notes was designated as Series 2009-1 Rental Car Asset Backed Notes.  On the Series 2009-1 Closing Date, one class of Series 2009-1 Variable Funding Rental Car Asset Backed Notes was issued in a principal amount equal to the Series 2009-1 Initial Principal Amount (the “Initial Series 2009-1 Notes”).  On December 16, 2010, the Initial Series 2009-1 Notes were amended and restated pursuant to the Prior Series 2009-1 Supplement (as so amended and restated, the “Amended Series 2009-1 Notes”).  HVF can on any Business Day during the Series

2009-1 Revolving Period increase the Series 2009-1 Principal Amount or issue Additional Series 2009-1 Notes.  On May 25, 2012, HVF issued an Additional Series 2009-1 Note.

The net proceeds from any Increase or sale of Additional Series 2009-1 Notes shall be deposited in the Series 2009-1 Excess Collection Account and paid to HVF and used (i) to acquire Eligible Vehicles from HGI pursuant to the Purchase Agreement or (ii) for other purposes permitted under the Related Documents.

ARTICLE I

DEFINITIONS

(a)           All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Definitions List attached to the Base Indenture as Schedule I thereto, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture or the Series 2009-1 Note Purchase Agreement; provided, however, that to the extent any capitalized term used but not defined herein has a meaning assigned to such term in both the Definitions List attached to the Base Indenture as Schedule I thereto and the Series 2009-1 Note Purchase Agreement, then the meaning given to such term in the Definitions List attached to the Base Indenture as Schedule I shall apply.  For the avoidance of doubt, to the extent any capitalized term defined herein also has a meaning assigned to such term in the Definitions List attached to the Base Indenture or the Series 2009-1 Note Purchase Agreement, the meaning given to such term herein shall apply for purposes of the Series 2009-1 Supplement.  All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein.  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2009-1 Notes and not to any other Series of Indenture Notes issued by HVF.  All references herein to the “Series 2009-1 Supplement” shall mean the Base Indenture, as supplemented hereby.

(b)           The following words and phrases shall have the following meanings with respect to the Series 2009-1 Notes (whether such words and phrases are used in this Series Supplement, the Base Indenture or any other Related Document) and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Additional Investor Group Initial Principal Amount” has the meaning specified in the Series 2009-1 Note Purchase Agreement.

“Additional Series 2009-1 Notes” has the meaning specified in Section 5.1 of this Series Supplement.

“Adjusted Aggregate Asset Amount” means, as of any day, the sum of (a) the Aggregate Asset Amount and (b) the sum of (1) the amount of cash and Permitted

Investments on deposit in the Series 2009-1 Collection Account and available for reduction of the Series 2009-1 Principal Amount and (2) the amount of cash and Permitted Investments on deposit in the Series 2009-1 Excess Collection Account, in each case, on such day.

“Administrative Agent” has the meaning specified in the Series 2009-1 Note Purchase Agreement.

“Administrator Default” means any of the events described in Section 8(c) of the Administration Agreement.

“Amended Series 2009-1 Notes” has the meaning set forth in the preamble.

“Amendment and Rebalancing” has the meaning specified in Section 2.3 of this Series Supplement

“Annualized Financing Cost” means, with respect to any Series 2009-1 Interest Period, the amounts payable pursuant to Sections 3.3(a)(i) and (ii) of this Series Supplement with respect to such Series 2009-1 Interest Period, expressed as an annual percent of the Series 2009-1 Principal Amount.

“Back-Up Administration Agreement” means that certain Back-Up Administration Agreement dated as of September 18, 2009 by and among the Administrator, HVF and Lord Securities Corporation, as back-up administrator (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms), and any successor agreement entered into with a successor back-up administrator in accordance with the foregoing agreement, this Series Supplement and the Series 2009-1 Note Purchase Agreement.

“Back-Up Disposition Agent Agreement” means that certain Back-Up Disposition Agent Agreement dated as of September 18, 2009 by and among Fiserv Automotive Solutions, Inc., the Servicer and the Trustee (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms), and any successor agreement entered into with a successor back-up disposition agent in accordance with the foregoing agreement, this Series Supplement and the Series 2009-1 Note Purchase Agreement.

“Bankrupt Manufacturer” means, as of any day, each Manufacturer for which an Event of Bankruptcy (determined without regard to the 60 day period in the case of clause (a) of the definition of Event of Bankruptcy) has occurred; provided that any such Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Bankrupt Manufacturer when it has satisfied the Confirmation Condition.

“Bankrupt Manufacturer Vehicle Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Eligible Program Vehicle Amounts and the Manufacturer Non-Eligible Vehicle Amounts for all Bankrupt Manufacturers as of such date.

“Bankrupt Manufacturer Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Bankrupt Manufacturer Vehicle Amount as of such date and the denominator of which is the excess, if any, of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“BMW/Lexus/Mercedes/Audi Group” means the group of Manufacturers comprised of BMW, Lexus, Mercedes and Audi which has a Series 2009-1 Manufacturer Percentage specified in Column B of Exhibit I hereto.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capped Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Category 2 Manufacturer Program Vehicle Percentage as of such date and (ii) 10%.

“Carlyle” means TC Group L.L.C. (which operates under the trade name The Carlyle Group) or any successor thereof.

“Carlyle Investors” means the collective reference to (a) Carlyle Partners IV, L.P., a Delaware limited partnership or any successor thereto, (b) CEP II Participations S.àr.l., a Luxembourg limited liability company or any successor thereto, (c) CP IV Co-investment L.P., a Delaware limited partnership or any successor thereto, (d) CEP II U.S. Investments, L.P., a Delaware limited partnership, or any successor thereto, (e) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto, and (f) any Affiliate of any thereof.

“Category 1 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer and (ii) has a long-term unsecured debt rating of at least “Baa2” from Moody’s; provided, that if an Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “Baa2” by Moody’s for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such withdrawal or downgrade.

“Category 1 Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts for all Category 1 Manufacturers as of such date.

“Category 1 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 1 Manufacturer Eligible Program Vehicle Amount as of such date and the denominator of which is the excess, if any, of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 1 Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Program Vehicle Amounts for all Category 1 Manufacturers as of such date.

“Category 1 Manufacturer Non-Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 1 Manufacturer Non-Eligible Program Vehicle Amount as of such date and the denominator of which is the excess, if any, of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 2 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer and (ii) has a long-term unsecured debt rating of at least “Baa3” from Moody’s, but which does not have a long-term unsecured debt rating of at least “Baa2” from Moody’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) (x) a Manufacturer is downgraded by Moody’s to a rating that would require inclusion of such Manufacturer in this definition and (y) prior to such downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “Baa2” by Moody’s for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such downgrade or (b) (x) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require the exclusion of such Manufacturer from this definition and (y) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 2 Manufacturer, then such Manufacturer shall be deemed to be rated “Baa3” by Moody’s for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such withdrawal or downgrade.

“Category 2 Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts for all Category 2 Manufacturers as of such date.

“Category 2 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 2 Manufacturer Eligible Program Vehicle Amount as of such date and the denominator of which is the excess, if any, of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 2 Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Program Vehicle Amounts for all Category 2 Manufacturers as of such date.

“Category 2 Manufacturer Non-Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 2 Manufacturer Non-Eligible Program Vehicle Amount as of such date and the denominator of which is the excess, if any, of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the sum of (i) the Category 2 Manufacturer Eligible Program Vehicle Percentage as of such date and (ii) the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage as of such date.

“Category 3 Manufacturer” means, as of any date of determination, each Eligible Manufacturer that as of such date (i) is not a Bankrupt Manufacturer and (ii) does not have a long-term unsecured debt rating of at least “Baa3” from Moody’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer or a Category 2 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “Baa3” by Moody’s for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such withdrawal or downgrade.

“CD&R” means Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

“CD&R Investors”  means the collective reference to (i) Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership or any successor thereto, (ii) CD&R CCMG Co-Investor L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iii) CD&R Parallel Fund VII, L.P., a Cayman Islands exempted limited partnership or any successor thereto, and (iv) any Affiliate of any thereof.

“Change of Control”  means the occurrence of any of the following events:  (a) (x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares of Voting Stock having less than 35% of the total voting power of all outstanding shares of the Relevant Parent Entity and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent Entity, shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares of Voting Stock having more than 35% of the total voting power of all outstanding shares of the Relevant Parent Entity, (b) the Continuing Directors shall cease to constitute a majority of the members of the board of directors of Hertz or (c) Hertz shall cease to own directly 100% of the Capital Stock of HVF.

“Confirmation Condition” means, with respect to a Manufacturer that is the subject of an Event of Bankruptcy that is a proceeding under Chapter 11 of the Bankruptcy Code to reorganize (the “Proceeding”), a condition that is satisfied upon entry and during the effectiveness of an order by the bankruptcy court having jurisdiction over the Proceeding approving (i) (A) assumption under Section 365 of the Bankruptcy Code by the Manufacturer, or trustee in bankruptcy on its behalf, of its Manufacturer Program (and all related Assignment Agreements), (B) at the time of such assumption, payment of all amounts relating to the Vehicles due and payable by the Manufacturer to HVF or any of its Affiliates under its Manufacturer Program, and (C) all actions and payments necessary to cure all existing defaults relating to the Vehicles by the Manufacturer with respect to HVF or any of its Affiliates under the Manufacturer Program to the date of effectiveness of such order, or (ii) (A) execution, delivery and performance by the Manufacturer of (x) a new post-petition Manufacturer Program under which HVF is an eligible fleet purchaser and having substantially the same terms and covering Vehicles with substantially the same characteristics as the Manufacturer Program in effect on the date the Proceeding was commenced and (y) new Assignment Agreements effecting the assignment of the benefits of such new Manufacturer Program from HVF to the Collateral Agent acknowledged by such Manufacturer, (B) payment of all amounts relating to the Vehicles due and payable by such Manufacturer to HVF or any of its Affiliates under the Manufacturer Program in effect on the date the Proceeding was commenced at the time of the execution and delivery of the new post-petition Manufacturer Program, and (C) all actions and payments necessary to cure all existing defaults relating to the Vehicles by the Manufacturer with respect to HVF or any of its Affiliates under the Manufacturer Program in effect on the date the Proceeding was commenced to the date of effectiveness of such order, and in each case described in clause (i) or (ii) above, the actions and payments in subclauses (B) and (C) of each such clause have been taken or made.

“Continuing Directors” means the directors of Hertz on the Series 2009-1 Subsequent Closing Date and each other director whose election or nomination for election to the board of directors of Hertz is recommended by at least a majority of the then Continuing Directors or is approved by one or more Permitted Holders.

“Credit Support Annex” has the meaning set forth in Section 3.12(b) of this Series Supplement.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Demand Notice” has the meaning specified in Section 3.5(b)(iii) of this Series Supplement.

“Eligible Interest Rate Cap Provider” means a counterparty to a Series 2009-1 Interest Rate Cap that is a bank, other financial institution or Person which satisfies the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings (or whose present and future obligations under its Series 2009-1 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Rating Agencies and satisfying the other requirements set forth in the related Series 2009-1 Interest Rate Cap) provided by a guarantor which satisfies the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings).

“Eligible Manufacturer” means (a) an “Eligible Manufacturer” as defined in the Definitions List attached to the Base Indenture as Schedule I thereto and (b) Fiat, Mini and Smart.

“Eligible Program Manufacturer” means (a) an “Eligible Program Manufacturer” as defined in the Definitions List attached to the Base Indenture as Schedule I thereto and (b) Fiat, Mini and Smart.

“Eligible Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Eligible Program Vehicles that are Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to a Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers which are Eligible Program Manufacturers with respect to Vehicles that were Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer which is an Eligible Program Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (vi) with respect to Eligible Vehicles that were Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.5(a) of the HVF Lease, any non-return incentives payable to HVF under a Manufacturer Program by an Eligible Program Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles that are Eligible Program Vehicles as of such date and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Equity Investors” means the collective reference to (a) the CD&R Investors, the Carlyle Investors and the Merrill Lynch Investors and (b) any Person that acquired Voting Stock of Holdings on or prior to December 21, 2005, and any Affiliate of such Person.

“Estimated Interest” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Estimated Interest Adjustment Amount” means, with respect to any Determination Date, the result (whether a positive or negative number) of (i) the actual amount of Series 2009-1 Monthly Interest that accrued during the Estimated Interest Period which commenced on the immediately preceding Determination Date minus (ii) the Estimated Interest with respect to such Estimated Interest Period.

“Estimated Interest Adjustment Notice” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Estimated Interest Period” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Eurodollar Rate” has the meaning set forth in the Series 2009-1 Note Purchase Agreement.

“Eurodollar Rate (Reserve Adjusted)” has the meaning set forth in the Series 2009-1 Note Purchase Agreement.

“Excluded Redesignated Vehicle” means each Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred that becomes a Redesignated Vehicle prior to the Inclusion Date for such Vehicle, as of and from the date such Vehicle becomes a Redesignated Vehicle to and until the Inclusion Date for such Vehicle.

“Expected Final Payment Date” means March 25, 2014.

“Fiat” means a Person designated by HVF and organized under the laws of the United States of America that distributes automobiles manufactured under the brand “Fiat”.

“Financial Assets” has the meaning specified in Section 3.11(b)(i) of this Series Supplement.

“Group of Manufacturers” means the BMW/Lexus/Mercedes/Audi Group and/or the Kia/Subaru/Hyundai Group as the context may require.

“Holdings” means Hertz Global Holdings, Inc.

“HVF Service Vehicle Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to HVF Service Vehicles as of such date.

“HVF Service Vehicles” means, an HVF Vehicle used by Hertz’s employees, or to the extent permitted under the HVF Lease, employees of Hertz Equipment Rental Corporation.

“Inclusion Date” means, with respect to any Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred, the date that is 30 days after the earlier of (i) the date such Vehicle became a Redesignated Vehicle and (ii) the date upon which such Event of Bankruptcy with respect to the Manufacturer of such Vehicle first occurred.

“Increase” has the meaning specified in Section 2.1(a) of this Series Supplement.

“Indenture Carrying Charges” means, as of any day, any fees or other costs, fees and expenses and indemnity amounts, if any, payable by HVF to the Trustee, the Administrator, the Intermediary under the Master Exchange Agreement, the Administrative Agent, the Series 2009-1 Noteholders under the Series 2009-1 Note Purchase Agreement (other than any Program Fee or any Undrawn Fee) or the Nominee under the Indenture or the Related Documents plus any other operating expenses of HVF then payable by HVF (other than any such operating expenses that relate solely to any Segregated Series).

“Ineligible Receivable Manufacturer” means a Manufacturer that is a Category 2 Manufacturer, a Category 3 Manufacturer or a Bankrupt Manufacturer.

“Interest Rate Cap Provider” means HVF’s counterparty under a Series 2009-1 Interest Rate Cap.

“Investor Group Maximum Principal Increase” has the meaning set forth in the Series 2009-1 Note Purchase Agreement.

“Kia/Subaru/Hyundai Group” means the group of Manufacturers comprised of Kia, Subaru and Hyundai which has a Series 2009-1 Manufacturer Percentage specified in Column B of Exhibit I hereto.

“Lease Payment Deficit Notice” has the meaning specified in Section 3.3(b) of this Series Supplement.

“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.

“Limited Liquidation Event of Default” means, so long as such event or condition continues, (a) any event or condition of the type specified in Section 9.1(c) of the Base Indenture or clauses (a), (c), (d), (g), (h), (i), (j), (k), (n), (o), (p), (t), (u), (v) or (w) of Article IV of this Series Supplement that continues for thirty (30) days (without double counting the cure period, if any, provided therein) or (b) any event or condition of the type specified in clauses (b), (e) or (f) of Article IV of this Series Supplement.

“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of any Parent Entity, Hertz or any of their Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Hertz or any Parent Entity.

“Mandatory Decrease” has the meaning specified in Section 2.2(a) of this Series Supplement.

“Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Eligible Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Manufacturer with respect to Vehicles that were Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with such Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles as of such date under the HVF Lease plus (vi) with respect to Eligible Vehicles that were Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.5(a) of the HVF Lease, any non-return incentives payable to HVF under a Manufacturer Program by such Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles that are Eligible Program Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to its Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.  For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the portion of the Manufacturer Non-Eligible Vehicle Amount for such Manufacturer as of such date allocable to or arising from Non-Eligible Program Vehicles.

“Manufacturer Non-Eligible Vehicle Adjusted Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the excess, if any, of (i) the Manufacturer Non-Eligible Vehicle Amount with respect to such Manufacturer over (ii) the Manufacturer Non-Eligible Vehicle Amount Adjustment with respect to such Manufacturer, in each case as of such date of determination.

“Manufacturer Non-Eligible Vehicle Amount Adjustment” means, as of any date of determination, with respect to any Manufacturer, the sum of (I) the sum of (i) the Series 2009-1 Manufacturer Excess Reduction with respect to such Manufacturer and (ii) in the event that such Manufacturer is part of a Group of Manufacturers, the product of (A) the Series 2009-1 Manufacturer Excess Reduction with respect to such Group of Manufacturers and (B) the Series 2009-1 Manufacturer Non-Eligible Vehicle Group Proportion with respect to such Manufacturer and (II) in the event that such Manufacturer is not an Eligible Manufacturer, the product of (x) the amount determined pursuant to clause (ii)(B)(2) of the definition of “Series 2009-1 Required Incremental Enhancement Amount” and (y) the quotient expressed as a percentage of (i) the portion of the Non-Eligible Manufacturer Amount attributable to such Manufacturer and (ii) the Non-Eligible Manufacturer Amount, in each case as of such date of determination.

“Manufacturer Non-Eligible Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Non-Eligible Program Vehicles or Non-Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Manufacturer with respect to Vehicles that were Eligible Vehicles and Non-Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with such Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that are Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.  For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Market Value Average” means, as of any day on or after the third Determination Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Non-Program Fleet Market Value as of such preceding Determination Date and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Net Book Value of all Non-Program Vehicles (excluding any Excluded Redesignated Vehicles) as of the preceding Determination Date and the two Determination Dates precedent thereto.

“Maximum Investor Group Principal Amount” has the meaning set forth in the Series 2009-1 Note Purchase Agreement.

“Merrill Lynch Investors” means the collective reference to (i) ML Global Private Equity Fund, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) Merrill Lynch Ventures L.P. 2001, a Delaware limited partnership, or any successor thereto, (iii) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto, (iv) ML Hertz Co-Investor, L.P., a Delaware limited partnership, or any successor thereto, and (v) any Affiliate of any thereof.

“Mini” means a Person designated by HVF and organized under the laws of the United States of America that distributes automobiles manufactured under the brand “MINI” or “MINI-Cooper”.

“ML” means Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.), or any successor thereto.

“Moody’s First Trigger Required Ratings” means, with respect to any entity, rating requirements which are satisfied where (i) if such entity has a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, such rating is “Prime-1” and its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A3” or above by Moody’s or (ii) if such entity does not have a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A2” or above by Moody’s.

“Moody’s Second Trigger Required Ratings” means, with respect to any entity, rating requirements which are satisfied where (i) if such entity has a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, such rating is “Prime-2” or above and its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “Baa1” or above by Moody’s or (ii) if such entity does not have a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A3” or above by Moody’s.

“New York UCC” has the meaning specified in Section 3.11(b)(i) of this Series Supplement.

“Non-Eligible Manufacturer Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all HVF Vehicles that are Eligible Vehicles as of such date that were manufactured by Manufacturers other than Eligible Manufacturers and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers other than Eligible Manufacturers with respect to Vehicles that were Eligible Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer other than an Eligible Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were manufactured by Manufacturers other than Eligible Manufacturers that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were manufactured by Manufacturers other than Eligible Manufacturers that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that were manufactured by Manufacturers other than Eligible Manufacturers and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to its Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Non-Eligible Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Non-Eligible Program Vehicles and Non-Program Vehicles that are Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers with respect to Vehicles that were Eligible Vehicles and Non-Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that are Non-Eligible Program Vehicles or Non-Program Vehicles and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Non-Investment Grade Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date does not have a long-term unsecured debt rating of at least “Baa3” from Moody’s; provided that upon the withdrawal of the rating of a Manufacturer by Moody’s or upon the downgrade of a Manufacturer by Moody’s to a rating that would require inclusion of such Manufacturer in this definition, for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “Baa3” by Moody’s for a period of 30 days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Administrator of such downgrade.

“Non-Investment Grade Manufacturer Program Vehicle Adjusted Amount” means, as of any date of determination, the excess, if any, of (a) the Non-Investment Grade Manufacturer Program Vehicle Amount over (b) the sum of (I) the Non-Investment Grade Manufacturer Program Vehicle Amount Adjustment with respect to all Manufacturers and (II) the product of (a) the amount determined pursuant to clause (ii)(B)(2) of the definition of “Series 2009-1 Required Incremental Enhancement Amount” and (b) the quotient of (I) the portion of the Non-Eligible Manufacturer Amount attributable to Non-Investment Grade Manufacturer Program Vehicle Amounts over (II) the Non-Eligible Manufacturer Amount, in each case as of such date of determination.

“Non-Investment Grade Manufacturer Program Vehicle Amount Adjustment” means, as of any date of determination, with respect to any Manufacturer that is a Non-Investment Grade Manufacturer, the sum of (I) the product of (a) the Series 2009-1 Manufacturer Excess with respect to such Manufacturer and (b) the Series 2009-1 Manufacturer Non-Investment Grade Individual Proportion with respect to such Manufacturer, (II) in the event that such Manufacturer is part of a Group of Manufacturers, the product of (i) the Series 2009-1 Manufacturer Excess with respect to such Group of Manufacturers and (ii) the Series 2009-1 Manufacturer Non-Investment

Grade Group Proportion with respect to such Manufacturer and (III) the product of (a) the amount determined with respect to such Manufacturer pursuant to clause (ii)(B)(3) of the definition of “Series 2009-1 Required Incremental Enhancement Amount” and (b) the Series 2009-1 Manufacturer Non-Investment Grade Individual Proportion with respect to such Manufacturer.

“Non-Investment Grade Manufacturer Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts and the Manufacturer Non-Eligible Program Vehicle Amounts for all Non-Investment Grade Manufacturers, in each case as of such date.

“Non-Program Fleet Market Value” means, with respect to all Non-Program Vehicles (excluding any Excluded Redesignated Vehicles) as of any date of determination, the sum of the respective Third-Party Market Values of each such Non-Program Vehicle.

“Non-Program Vehicle Amount” means, as of any date of determination, an amount equal to the portion of the Non-Eligible Vehicle Amount as of such date allocable to or arising from Non-Program Vehicles.

“Non-Program Vehicle Measurement Month Average” means, with respect to any Measurement Month, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate amounts of Disposition Proceeds paid or payable in respect of all Non-Program Vehicles (other than any Non-Program Vehicles that are returned to a Manufacturer pursuant to a Manufacturer Program in accordance with Section 2.5(b) of the HVF Lease) that are sold to third parties, at auction or otherwise (excluding salvage sales), during such Measurement Month and the two Measurement Months preceding such Measurement Month and the denominator of which is the aggregate Net Book Values of such Non-Program Vehicles on the dates of their respective sales and (b) 100%.

“Non-Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Non-Program Vehicle Amount as of such date and the denominator of which is the excess, if any, of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date; provided, that any portion of the Non-Program Vehicle Amount that, as of such date of determination, also constitutes a portion of the “Bankrupt Manufacturer Vehicle Amount” shall be excluded from such numerator.

“Outstanding” means with respect to the Series 2009-1 Notes, all Series 2009-1 Notes theretofore authenticated and delivered under the Indenture, except (a) Series 2009-1 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2009-1 Notes which have not been presented for payment but funds for the payment of which are on deposit in the Series 2009-1 Distribution Account and are available for payment of such Series 2009-1 Notes, and Series 2009-1 Notes which are considered paid pursuant to Section 8.1 of the Base Indenture, or (c) Series 2009-1 Notes

in exchange for or in lieu of other Series 2009-1 Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Series 2009-1 Notes are held by a purchaser for value.

“Parent Entity” means any of Holdings, Hertz Investors, Inc., any Other Parent Entity, and any other Person that becomes a direct or indirect Subsidiary of Holdings or any Other Parent Entity after the Series 2009-1 Subsequent Closing Date and of which Hertz is a direct or indirect Subsidiary that is designated by Hertz as a “Parent Entity”.  As used herein, “Other Parent Entity” means a Person of which the then Relevant Parent Entity becomes a direct or indirect Subsidiary after the Series 2009-1 Subsequent Closing Date (it being understood that, without limiting the application of the definition of Change of Control to the new Relevant Parent Entity, such existing Relevant Parent Entity so becoming such a Subsidiary shall not constitute a Change of Control).

“Past Due Rent Payment” has the meaning specified in Section 3.2(c) of this Series Supplement.

“Permitted Holders” means, (a) any of the Equity Investors, Management Investors, CD&R, Carlyle, ML and any of their respective Affiliates; (b) any investment fund or vehicle managed, sponsored or advised by CD&R, Carlyle, ML or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (c) any limited or general partners of, or other investors in, any CD&R Investor, Carlyle Investor or Merrill Lynch Investor or any Affiliate thereof, or any such investment fund or vehicle, (d) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clauses (a), (b) or (c) above is a member, and any other Person that is a member of such “group”, provided that (without giving effect to the existence of such “group” or any other “group”) such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Relevant Parent Entity held by such “group” and (e) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Hertz or any Subsidiary thereof or any Parent Entity.

“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2009-1 Demand Note and distributed to the Series 2009-1 Noteholders in respect of amounts owing under the Series 2009-1 Notes that is recoverable or that has been recovered as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

“Principal Amount” means, with respect to the Series 2009-1 Notes, the Series 2009-1 Principal Amount.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2009-1 Adjusted Principal Amount on such date over (b) the Series 2009-1 Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made under the HVF Lease, shall mean the excess, if any, of (x) the Series 2009-1 Adjusted Principal Amount on such date over (y) the sum of (1) the Series 2009-1 Asset Amount on such date and (2) the lesser of (a) the Series 2009-1 Liquidity Amount on such date and (b) the Series 2009-1 Required Liquidity Amount on such date.

“Pro Rata Share” means, with respect to any Series 2009-1 Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2009-1 Letter of Credit Provider’s Series 2009-1 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2009-1 Letters of Credit as of such date; provided, that only for purposes of calculating the Pro Rata Share with respect to any Series 2009-1 Letter of Credit Provider as of any date, if such Series 2009-1 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2009-1 Letter of Credit made prior to such date, the available amount under such Series 2009-1 Letter of Credit Provider’s Series 2009-1 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2009-1 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by the Lessee for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2009-1 Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under its Series 2009-1 Letter of Credit).

“Rating” means the rating of the Series 2009-1 Notes by Moody’s.

“Rating Agencies” means, with respect to the Series 2009-1 Notes, Moody’s and any other nationally recognized rating agency rating the Series 2009-1 Notes at the request of HVF.

“Record Date” means, with respect to any Payment Date, the last day of the Related Month.

“Redesignated Vehicle” means any Program Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred which has been redesignated as a Non-Program Vehicle pursuant to Section 18(b) of the HVF Lease in accordance with Section 2.6 thereof; provided that for the avoidance of doubt, if a Redesignated Vehicle is subsequently redesignated as a Program Vehicle pursuant to Section 2.6 of the HVF Lease, such Vehicle shall no longer constitute a Redesignated Vehicle following such subsequent redesignation.

“Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

“Relevant Parent Entity”:  (i) Hertz, so long as Hertz is not a Subsidiary of a Parent Entity, and (ii) any Parent Entity, so long as Hertz is a Subsidiary thereof and such Parent Entity is not a Subsidiary of any other Parent Entity.

“Required Noteholders” means, with respect to the Series 2009-1 Notes, Series 2009-1 Noteholders holding more than 50% of the Series 2009-1 Principal Amount (excluding any Series 2009-1 Notes held by HVF or any Affiliate of HVF (other than Series 2009-1 Notes held by an Affiliate Issuer if such Affiliate Issuer has assigned all voting, consent and control rights associated with such Series 2009-1 Notes to Persons that are not Affiliates of HVF)).

“Required Ratings” means, with respect to the Series 2009-1 Notes, explicit public ratings of at least “A2” by Moody’s.

“Senior Credit Facilities” means Hertz’s (a) senior secured asset based revolving loan facility, provided under a credit agreement, dated as of March 11, 2011, among Hertz Equipment Rental Corporation, Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank AG Canada Branch, as Canadian administrative agent and Canadian collateral agent, Wells Fargo Bank, National Association, as syndication agent and co-collateral agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time (as it may be amended, amended and restated, supplemented or otherwise modified from time to time), (b) senior secured term loan facility, provided under a credit agreement, dated as of March 11, 2011, among Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time (as it may be amended, amended and restated, supplemented or otherwise modified from time to time) and (c) any successor or replacement credit facility to the senior secured asset based revolving loan facility or senior secured term loan facility described in clauses (a) and (b)).

“Series 2009-1 Accrued Amounts” means, on any date of determination, the sum of (i) accrued and unpaid interest on the Series 2009-1 Notes as of such date (including any accrued and unpaid Program Fee and Undrawn Fee), (ii) the Indenture Carrying Charges due and payable to the Series 2009-1 Noteholders on the next succeeding Payment Date and (iii) the product of (x) the Series 2009-1 Percentage as of such date of determination and (y) the Indenture Carrying Charges not included in clause (ii) above.

“Series 2009-1 Accrued Interest Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2009-1 Adjusted Enhancement Amount” means, the Series 2009-1 Enhancement Amount, excluding from the calculation thereof the amount available to be drawn under any Series 2009-1 Letter of Credit if at the time of such calculation (A) such Series 2009-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2009-1 Letter of Credit Provider of such Series 2009-1 Letter of Credit, (C) such Series 2009-1 Letter of Credit Provider shall have repudiated such Series 2009-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2009-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2009-1 Letter of Credit Provider of such Series 2009-1 Letter of Credit.

“Series 2009-1 Adjusted Liquidity Amount” means, the Series 2009-1 Liquidity Amount, excluding from the calculation thereof the amount available to be drawn under any Series 2009-1 Letter of Credit if at the time of such calculation (A) such Series 2009-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2009-1 Letter of Credit Provider of such Series 2009-1 Letter of Credit, (C) such Series 2009-1 Letter of Credit Provider shall have repudiated such Series 2009-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2009-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2009-1 Letter of Credit Provider of such Series 2009-1 Letter of Credit.

“Series 2009-1 Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2009-1 Principal Amount as of such date over (B) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2009-1 Excess Collection Account and (2) the amount of cash and Permitted Investments on deposit in the Series 2009-1 Collection Account and available for reduction of the Series 2009-1 Principal Amount, in each case, as of such date.

“Series 2009-1 Asset Amount” means, as of any date of determination, the product of (i) the Series 2009-1 Asset Percentage as of such date and (ii) the Aggregate Asset Amount as of such date.

“Series 2009-1 Asset Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which shall be equal to the Series 2009-1 Required Asset Amount, determined during the Series 2009-1 Revolving Period or the Series 2009-1 Controlled Amortization Period as of the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2009-1 Closing Date, on the Series 2009-1 Closing Date), or, during the Series 2009-1 Rapid Amortization Period, as of the last day of the Series 2009-1 Revolving Period, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the immediately preceding Related Month or, until the end of the initial Related Month after the Series 2009-1 Closing Date, as of the Series 2009-1

Closing Date and (II) as of the same date as in clause (I), the Aggregate Required Asset Amount.

“Series 2009-1 Available Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2009-1 Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2009-1 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2009-1 Reserve Account.

“Series 2009-1 Base Rate Tranche” means that portion of the Series 2009-1 Principal Amount purchased or maintained with Series 2009-1 Advances which bear interest by reference to the Series 2009-1 Base Rate.

“Series 2009-1 Capped Excess Non-Investment Grade Manufacturer Program Vehicle Amount” means, as of any day, an amount equal to 55.75% of the Adjusted Aggregate Asset Amount, on such day.

“Series 2009-1 Cash Collateral Account” has the meaning specified in Section 3.9(f) of this Series Supplement.

“Series 2009-1 Cash Collateral Account Collateral” has the meaning specified in Section 3.9(a) of this Series Supplement.

“Series 2009-1 Cash Collateral Account Interest and Earnings” means with respect to a Series 2009-1 Cash Collateral Account all interest and earnings (net of losses and investment expenses) paid on funds on deposit in such Series 2009-1 Cash Collateral Account.

“Series 2009-1 Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2009-1 Available Cash Collateral Account Amount and (b) the lesser of (i) the excess, if any, of the Series 2009-1 Adjusted Enhancement Amount (after giving effect to any withdrawal from the Series 2009-1 Reserve Account on such Payment Date) over the Series 2009-1 Required Enhancement Amount on such Payment Date and (ii) the excess, if any, of the Series 2009-1 Adjusted Liquidity Amount over the Series 2009-1 Required Liquidity Amount on such Payment Date.

“Series 2009-1 Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2009-1 Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2009-1 Letter of Credit Liquidity Amount as of such date.

“Series 2009-1 Certificate of Credit Demand” means a certificate substantially in the form of Annex A to a Series 2009-1 Letter of Credit.

“Series 2009-1 Certificate of Preference Payment Demand” means a certificate substantially in the form of Annex C to a Series 2009-1 Letter of Credit.

“Series 2009-1 Certificate of Termination Demand” means a certificate substantially in the form of Annex D to a Series 2009-1 Letter of Credit.

“Series 2009-1 Certificate of Unpaid Demand Note Demand” means a certificate substantially in the form of Annex B to Series 2009-1 Letter of Credit.

“Series 2009-1 Closing Date” means September 18, 2009.

“Series 2009-1 Collateral” means the Collateral, the Series 2009-1 Interest Rate Caps, each Series 2009-1 Letter of Credit, the Series 2009-1 Series Account Collateral, the Series 2009-1 Cash Collateral Account Collateral, the Series 2009-1 Demand Note, the Series 2009-1 Distribution Account Collateral and the Series 2009-1 Reserve Account Collateral.

“Series 2009-1 Collection Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2009-1 Commercial Paper” means the promissory notes of each Series 2009-1 Noteholder issued by such Series 2009-1 Noteholder in the commercial paper market and allocated to the funding of Series 2009-1 Advances in respect of the Series 2009-1 Notes.

“Series 2009-1 Controlled Amortization Amount” means, with respect to each Series 2009-1 Controlled Amortization Payment Date, the lesser of (i) the result of (a) one third of the Series 2009-1 Outstanding Principal Amount as of the date of the commencement of the Series 2009-1 Controlled Amortization Period minus (b) the aggregate amount of any Voluntary Decreases effected pursuant to Section 2.2(b) of this Series Supplement and paid to the Series 2009-1 Noteholders pursuant to Section 3.5(e) of this Series Supplement during the Series 2009-1 Controlled Amortization Payment Period ending on such Series 2009-1 Controlled Amortization Payment Date and (ii) the Series 2009-1 Principal Amount.

“Series 2009-1 Controlled Amortization Payment Date” means each of the Payment Dates occurring in January, February and March 2014.

“Series 2009-1 Controlled Amortization Payment Period” means, with respect to any Series 2009-1 Controlled Amortization Payment Date, the period from but excluding the Determination Date immediately preceding the prior Series 2009-1 Controlled Amortization Payment Date (or, in the case of the first Series 2009-1 Controlled Amortization Payment Date, the period from and excluding the December, 2013 Payment Date) to but including the Determination Date immediately preceding such Series 2009-1 Controlled Amortization Payment Date; provided that any Monthly Base Rent paid by the Lessee under the HVF Lease on a Series 2009-1 Controlled Amortization Payment Date shall be deemed to have been received during the Series

2009-1 Controlled Amortization Payment Period with respect to such Series 2009-1 Controlled Amortization Payment Date.

“Series 2009-1 Controlled Amortization Period” means the period commencing on December 26, 2013 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and continuing to the earlier of (i) the commencement of the Series 2009-1 Rapid Amortization Period, and (ii) the date on which the Series 2009-1 Notes are paid in full.

“Series 2009-1 CP Tranche” means that portion of the Series 2009-1 Principal Amount purchased or maintained with Series 2009-1 Advances which bear interest by reference to the CP Rate.

“Series 2009-1 Daily Interest Amount” means, for any day in a Series 2009-1 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2009-1 Note Rate for such Series 2009-1 Interest Period and (ii) the Series 2009-1 Principal Amount as of the close of business on such date divided by (b) 360.

“Series 2009-1 Deficiency Amount” has the meaning specified in Section 3.3(e) of this Series Supplement.

“Series 2009-1 Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit G-2 to this Series Supplement, as amended, modified or restated from time to time in accordance with its terms and the terms of this Series Supplement.

“Series 2009-1 Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2009-1 Demand Note that were deposited into the Series 2009-1 Distribution Account and paid to the Series 2009-1 Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to HVF (or any payee of HVF) with the proceeds of any Series 2009-1 LOC Preference Payment Disbursement (or any withdrawal from any Series 2009-1 Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2009-1 Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2009-1 Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.

“Series 2009-1 Deposit Date” has the meaning specified in Section 3.2 of this Series Supplement.

“Series 2009-1 Designated Account” has the meaning specified in Section 3.11(a) of this Series Supplement.

“Series 2009-1 Disbursement” shall mean any Series 2009-1 LOC Credit Disbursement, any Series 2009-1 LOC Preference Payment Disbursement, any Series 2009-1 LOC Termination Disbursement or any Series 2009-1 LOC Unpaid Demand Note Disbursement under the Series 2009-1 Letters of Credit or any combination thereof, as the context may require.

“Series 2009-1 Distribution Account” has the meaning specified in Section 3.10(a) of this Series Supplement.

“Series 2009-1 Distribution Account Collateral” has the meaning specified in Section 3.10(d) of this Series Supplement.

“Series 2009-1 Downgrade Event” has the meaning specified in Section 3.9(c) of this Series Supplement.

“Series 2009-1 Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2009-1 Letter of Credit, a long-term senior unsecured debt rating (or the equivalent thereof) of at least “A1” from Moody’s and a short-term senior unsecured debt rating (or the equivalent thereof) of at least “P-1” from Moody’s.

“Series 2009-1 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2009-1 Overcollateralization Amount as of such date, (ii) the Series 2009-1 Letter of Credit Amount as of such date and (iii) the Series 2009-1 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2009-1 Enhancement Deficiency” means, on any day, the amount by which the Series 2009-1 Adjusted Enhancement Amount is less than the Series 2009-1 Required Enhancement Amount.

“Series 2009-1 Eurodollar Tranche” means that portion of the Series 2009-1 Principal Amount purchased or maintained with Series 2009-1 Advances which bear interest by reference to the Eurodollar Rate (Reserve Adjusted).

“Series 2009-1 Excess Collection Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2009-1 Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2009-1 Outstanding Principal Amount as of such date exceeds the Series 2009-1 Maximum Principal Amount as of such date.

“Series 2009-1 First Maximum Non-Investment Grade Manufacturer Program Vehicle Amount” means, as of any day, an amount equal to 50% of the Adjusted Aggregate Asset Amount.

“Series 2009-1 Highest Enhancement Percentage” means, with respect to any date of determination, the sum of (a) 35.5% (or such lower percentage as may be agreed to by HVF, each Funding Agent and Moody’s, subject to satisfaction of the Series 2009-1 Rating Agency Condition with respect to Moody’s) and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any day (including such date of determination) within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2009-1 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2009-1 Closing Date).

“Series 2009-1 Highest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Non-Program Vehicle Percentage as of such date plus (b) the Bankrupt Manufacturer Vehicle Percentage as of such date.

“Series 2009-1 Initial Principal Amount” means the aggregate initial principal amount of the Series 2009-1 Notes, which is $0.

“Series 2009-1 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2009-1 Interest Period shall commence on and include the Series 2009-1 Closing Date and end on and include October 24, 2009.

“Series 2009-1 Interest Rate Cap” means any interest rate cap entered into in accordance with the provisions of Section 3.12(a) of this Series Supplement, including, without limitation, the Series 2009-1 Interest Rate Cap Documents with respect thereto; provided that for the avoidance of doubt each Series 2009-1 Interest Rate Cap shall constitute a “Series-Specific Swap Agreement”, but shall not constitute a “Swap Agreement” for all purposes under the Base Indenture or any other Related Document.

“Series 2009-1 Interest Rate Cap Documents” means, with respect to any Series 2009-1 Interest Rate Cap, the ISDA Master Agreement which governs such Series 2009-1 Interest Rate Cap, together with the schedule and credit support annex thereto and the applicable confirmations thereunder.

“Series 2009-1 Intermediate Enhancement Percentage” means, with respect to any date of determination, the sum of (a) 29.0% (or such lower percentage as may be agreed to by HVF, each Funding Agent and Moody’s, subject to satisfaction of the Series 2009-1 Rating Agency Condition with respect to Moody’s) and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any day (including such date of determination) within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series

2009-1 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2009-1 Closing Date).

“Series 2009-1 Intermediate Enhancement Vehicle Percentage” means, as of any date of determination, the excess, if any, of (i) 100% over (ii) the sum of (x) the Series 2009-1 Lowest Enhancement Vehicle Percentage as of such date plus (y) the Series 2009-1 Highest Enhancement Vehicle Percentage as of such date.

“Series 2009-1 Invested Percentage” means, on any date of determination:

(a)           when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which shall be equal to the Series 2009-1 Required Adjusted Asset Amount, determined during the Series 2009-1 Revolving Period as of the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2009-1 Closing Date, on the Series 2009-1 Closing Date), or, the Series 2009-1 Required Adjusted Asset Amount, determined during the Series 2009-1 Controlled Amortization Period and the Series 2009-1 Rapid Amortization Period as of the last day of the Series 2009-1 Revolving Period, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the immediately preceding Related Month or, until the end of the initial Related Month after the Series 2009-1 Closing Date, as of the Series 2009-1 Closing Date and (II) as of the same date as in clause (I), the Aggregate Required Asset Amount;

(b)           when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which shall be the Series 2009-1 Accrued Amounts on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.

“Series 2009-1 Investor Group” has the meaning set forth in the Series 2009-1 Note Purchase Agreement.

“Series 2009-1 Investor Group Principal Amount” has the meaning set forth in the Series 2009-1 Note Purchase Agreement.

“Series 2009-1 Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), (b) or (c) of this Series Supplement would have been deposited into the Series 2009-1 Accrued Interest Account if all payments of Monthly Variable Rent required to have been made under the HVF Lease from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), (b) or (c) of this Series Supplement have been received for deposit into the Series 2009-1 Accrued Interest Account from but excluding the preceding Payment Date to and including such Payment Date.

“Series 2009-1 Lease Payment Deficit” means either a Series 2009-1 Lease Interest Payment Deficit or a Series 2009-1 Lease Principal Payment Deficit.

“Series 2009-1 Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2009-1 Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) the amount deposited in the Series 2009-1 Distribution Account pursuant to Section 3.5(d) of this Series Supplement on such preceding Payment Date on account of such Series 2009-1 Lease Principal Payment Deficit.

“Series 2009-1 Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2009-1 Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2009-1 Lease Principal Payment Carryover Deficit for such Payment Date.

“Series 2009-1 Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit B to this Series Supplement issued by a Series 2009-1 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2009-1 Noteholders; provided, that any Series 2009-1 Letter of Credit issued after the Series 2009-1 Subsequent Closing Date not substantially in the form of Exhibit B to this Series Supplement shall be subject to the satisfaction of the Series 2009-1 Rating Agency Condition.

“Series 2009-1 Letter of Credit Agreement” means the Series 2009-1 Letter of Credit Reimbursement Agreement and any other agreement pursuant to which a Series 2009-1 Letter of Credit is issued in favor of the Trustee for the benefit of the Series 2009-1 Noteholders.

“Series 2009-1 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under the Series 2009-1 Letters of Credit, as specified therein, and (ii) if the Series 2009-1 Cash Collateral Account has been established and funded pursuant to Section 3.9 of this Series Supplement, the Series 2009-1 Available Cash Collateral Account Amount on such date and (b) the outstanding principal amount of the Series 2009-1 Demand Note on such date.

“Series 2009-1 Letter of Credit Expiration Date” means, with respect to any Series 2009-1 Letter of Credit, the expiration date set forth in such Series 2009-1 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2009-1 Letter of Credit.

“Series 2009-1 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2009-1 Letter of Credit, as specified therein, and (b) if a Series 2009-1 Cash Collateral Account has been established and funded pursuant to Section 3.9(e) of this Series Supplement, the Series 2009-1 Available Cash Collateral Account Amount on such date.

“Series 2009-1 Letter of Credit Provider” means the issuer of a Series 2009-1 Letter of Credit.

“Series 2009-1 Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2009-1 Letter of Credit Provider for draws under its Series 2009-1 Letter of Credit, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Series 2009-1 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2009-1 Letter of Credit Liquidity Amount and (b) the Series 2009-1 Available Reserve Account Amount on such date (after giving effect to any deposits thereto on such date).

“Series 2009-1 Liquidity Deficiency” means, as of any date of determination, the amount by which the Series 2009-1 Adjusted Liquidity Amount is less than the Series 2009-1 Required Liquidity Amount as of such date.

“Series 2009-1 Liquidity Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2009-1 Adjusted Liquidity Amount over the Series 2009-1 Required Liquidity Amount, in each case, as of such date.

“Series 2009-1 LOC Credit Disbursement” means an amount drawn under a Series 2009-1 Letter of Credit pursuant to a Series 2009-1 Certificate of Credit Demand.

“Series 2009-1 LOC Preference Payment Disbursement” means an amount drawn under a Series 2009-1 Letter of Credit pursuant to a Series 2009-1 Certificate of Preference Payment Demand.

“Series 2009-1 LOC Termination Disbursement” means an amount drawn under a Series 2009-1 Letter of Credit pursuant to a Series 2009-1 Certificate of Termination Demand.

“Series 2009-1 LOC Unpaid Demand Note Disbursement” means an amount drawn under a Series 2009-1 Letter of Credit pursuant to a Series 2009-1 Certificate of Unpaid Demand Note Demand.

“Series 2009-1 Lowest Enhancement Percentage” means, with respect to any date of determination, 25.0% (or such lower percentage as may be agreed to by HVF, each Funding Agent and Moody’s, subject to satisfaction of the Series 2009-1 Rating Agency Condition with respect to Moody’s).

“Series 2009-1 Lowest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Category 1 Manufacturer Eligible Program Vehicle Percentage as of such date plus (b) the Category 1 Manufacturer Non-Eligible Program Vehicle Percentage as of such date plus (c) the Capped Category 2 Manufacturer Program Vehicle Percentage as of such date.

“Series 2009-1 Manufacturer Amount” means, as of any date of determination, for any Manufacturer or Group of Manufacturers set forth in Column A of Exhibit I hereto, the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case with respect to such Manufacturer or Group of Manufacturers, as applicable, as of such date.

“Series 2009-1 Manufacturer Excess” means, as of any date of determination, for (i) any Manufacturer listed in Column A of Exhibit I hereto, the excess, if any, of (a) the Series 2009-1 Manufacturer Amount for such Manufacturer over (b) the Series 2009-1 Manufacturer Maximum Amount for such Manufacturer, in each case as of such date; (ii) the BMW/Lexus/Mercedes/Audi Group, the excess, if any, of (a) the Series 2009-1 Manufacturer Amount for such Group of Manufacturers over (b) the sum of (1) the Series 2009-1 Manufacturer Maximum Amount for such Group of Manufacturers and (2) any portion of the Series 2009-1 Manufacturer Amount with respect to BMW, Lexus, Mercedes and/or Audi which constitutes Series 2009-1 Manufacturer Excess with respect to such Manufacturer, in each case as of such date, and (iii) the Kia/Subaru/Hyundai Group, the excess, if any, of (a) the Series 2009-1 Manufacturer Amount for such Group of Manufacturers over (b) the sum of (1) the Series 2009-1 Manufacturer Maximum Amount for such Group of Manufacturers and (2) any portion of the Series 2009-1 Manufacturer Amount with respect to Kia, Subaru and/or Hyundai which constitutes Series 2009-1 Manufacturer Excess with respect to such Manufacturer, in each case as of such date of determination.

“Series 2009-1 Manufacturer Excess Reduction” means, as of any date of determination, for any Manufacturer or Group of Manufacturers with respect to which a Series 2009-1 Manufacturer Excess exists as of such date, the product of (a) such Series 2009-1 Manufacturer Excess for such Manufacturer or Group of Manufacturers and (b) the Series 2009-1 Manufacturer Non-Eligible Vehicle Amount Portion for such Manufacturer or Group of Manufacturers, in each case as of such date of determination.

“Series 2009-1 Manufacturer Group Proportion” means, as of any date of determination, with respect to any Manufacturer in a Group of Manufacturers, the quotient (expressed as a percentage) of (a) the Series 2009-1 Manufacturer Amount with respect to such Manufacturer and (b) the sum of the Series 2009-1 Manufacturer Amounts with respect to all Manufacturers in such Group of Manufacturers.

“Series 2009-1 Manufacturer Maximum Amount” means, as of any date of determination, for any Manufacturer or Group of Manufacturers listed in Column A of Exhibit I hereto, an amount equal to the product of (x) the Series 2009-1 Manufacturer Percentage for such Manufacturer or Group of Manufacturers and (y) the Adjusted Aggregate Asset Amount on such date.

“Series 2009-1 Manufacturer Non-Eligible Vehicle Amount Portion” means, as of any date of determination, with respect to any Manufacturer or Group of Manufacturers, a fraction expressed as a percentage, (a) the numerator of which is the Manufacturer Non-Eligible Vehicle Amount with respect to such Manufacturer or Group of Manufacturers; provided that, in the event that such Manufacturer is Ford, Nissan, GM,

Kia, Chrysler, Toyota or Honda (or such Manufacturer is included in such Group of Manufacturers), to the extent that an Event of Bankruptcy has occurred with respect to such Manufacturer, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy)) shall be excluded therefrom and (b) the denominator of which is the Series 2009-1 Manufacturer Amount with respect to such Manufacturer or Group of Manufacturers, as applicable, as of such date.

“Series 2009-1 Manufacturer Non-Eligible Vehicle Group Proportion” means, as of any date of determination, with respect to any Manufacturer in a Group of Manufacturers, the quotient (expressed as a percentage) of (a) the Manufacturer Non-Eligible Vehicle Amount with respect to such Manufacturer as of such date and (b) the sum of the Manufacturer Non-Eligible Vehicle Amounts with respect to all Manufacturers in such Group of Manufacturers, in each case, as of such date.

“Series 2009-1 Manufacturer Non-Investment Grade Group Proportion” means, as of any date of determination, with respect to any Manufacturer that is part of any Group of Manufacturers, the fraction (expressed as a percentage) of the quotient of (a) the Non-Investment Grade Manufacturer Program Vehicle Amount attributable to such Manufacturer divided by (b) the aggregate Non-Investment Grade Manufacturer Program Vehicle Amount attributable to all Manufacturers in such Group of Manufacturers.

“Series 2009-1 Manufacturer Non-Investment Grade Individual Proportion” means, as of any date of determination, with respect to any Manufacturer, the fraction (expressed as a percentage) of the quotient of (a) the Non-Investment Grade Manufacturer Program Vehicle Amount attributable to such Manufacturer divided by (b) the Series 2009-1 Manufacturer Amount with respect to such Manufacturer.

“Series 2009-1 Manufacturer Percentage” means, for any Manufacturer or Group of Manufacturers listed in Column A of Exhibit I hereto, the percentage set forth opposite such Manufacturer or Group of Manufacturers in Column B of Exhibit I hereto.

“Series 2009-1 Maximum Manufacturer Non-Eligible Vehicle Amount” means, as of any day, (x) with respect to Toyota, an amount equal to 50% of the Non-Eligible Vehicle Amount and (y) with respect to any other Manufacturer, an amount equal to 40% of the Non-Eligible Vehicle Amount.

“Series 2009-1 Maximum Non-Eligible Manufacturer Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2009-1 Maximum Principal Amount” means, $2,188,072,755; provided that such amount may be (i) reduced at any time and from time to time by HVF upon notice to each Series 2009-1 Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of the Series 2009-1 Note Purchase Agreement, or (ii) increased at any time and from time to time upon (a) an Additional Investor Group becoming party to the Series 2009-1 Note Purchase Agreement in accordance with the terms thereof or (b) the effective date for any Investor Group Maximum Principal Increase.

“Series 2009-1 Monthly Default Interest Amount” means, with respect to any Payment Date, the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Series 2009-1 Principal Amount as of each day during the related Series 2009-1 Interest Period (after giving effect to any increases or decreases to the Series 2009-1 Principal Amount on such day) during which an Amortization Event with respect to the Series 2009-1 Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2009-1 Interest Period during which an Amortization Event with respect to the Series 2009-1 Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2009-1 Interest Period during which an Amortization Event with respect to the Series 2009-1 Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2009-1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).

“Series 2009-1 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2009-1 Daily Interest Amount for each day in the related Series 2009-1 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2009-1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2009-1 Note Rate), plus (iii) the Undrawn Fee for such Payment Date, calculated in accordance with Section 3.02(b) of the Series 2009-1 Note Purchase Agreement.

“Series 2009-1 Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b), or (c) of this Series Supplement would have been deposited into the Series 2009-1 Collection Account if all payments required to have been made under the HVF Lease from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b), or (c) of this Series Supplement have been received for deposit into the Series 2009-1 Collection Account (without giving effect to any amounts deposited into the Series 2009-1 Accrued Interest Account pursuant to the proviso in Section 3.2(c)(ii) of this Series Supplement) from but excluding the preceding Payment Date to and including such Payment Date.

“Series 2009-1 Noteholder” means each Person in whose name a Series 2009-1 Note is registered in the Note Register.

“Series 2009-1 Note Purchase Agreement” means the Second Amended and Restated Note Purchase Agreement, dated as of October 25, 2012, among HVF, the Series 2009-1 Noteholders, the Administrative Agent, the Administrator, the Series 2009-1 Funding Agents, the Conduit Investors and the Committed Note Purchasers, pursuant to which the Series 2009-1 Noteholders have agreed to purchase the Series 2009-1 Notes from HVF, subject to the terms and conditions set forth therein, as amended, supplemented, restated or otherwise modified from time to time.

“Series 2009-1 Note Rate” means, for any Series 2009-1 Interest Period, the sum of (i) the weighted average of the sum of (a) the weighted average of the CP Rates applicable to the Series 2009-1 CP Tranche, (b) the weighted average of the Eurodollar Rates (Reserve Adjusted) applicable to the Series 2009-1 Eurodollar Tranche and (c) the weighted average of the Series 2009-1 Base Rates applicable to the Series 2009-1 Base Rate Tranche, in each case, for such Series 2009-1 Interest Period and (ii) the weighted average of the daily weighted average Program Fee Rate for each Investor Group with respect to such Series 2009-1 Interest Period; provided, however, that the Series 2009-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2009-1 Notes” means any one of the Series 2009-1 Variable Funding Rental Car Asset Backed Notes, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

“Series 2009-1 Notice of Reduction” means a notice in the form of Annex E to a Series 2009-1 Letter of Credit.

“Series 2009-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) without duplication, the sum of (i) Series 2009-1 Initial Principal Amount plus (ii) the sum of the Additional Investor Group Initial Principal Amounts for each Additional Investor Group as of such date plus (iii) the sum of the Investor Group Maximum Principal Increase Amount for each Investor Group Maximum Principal Increase minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2009-1 Noteholders on or prior to such date plus (c) any Increases in the Series 2009-1 Principal Amount pursuant to Section 2.1(a) of this Series Supplement on or prior to such date; provided that at no time may the Series 2009-1 Outstanding Principal Amount exceed the Series 2009-1 Maximum Principal Amount.

“Series 2009-1 Overcollateralization Amount” means, as of any date of determination, (i) on which no Aggregate Asset Amount Deficiency exists, the Series 2009-1 Required Overcollateralization Amount as of such date or (ii) on which an Aggregate Asset Amount Deficiency exists, the excess, if any, of the Series 2009-1 Asset Amount over the Series 2009-1 Adjusted Principal Amount as of such date.

“Series 2009-1 Past Due Rent Payment” has the meaning specified in Section 3.2(d) of this Series Supplement.

“Series 2009-1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2009-1 Principal Amount as of such date and the denominator of which is the Aggregate Principal Amount as of such date.

“Series 2009-1 Principal Amount” means when used with respect to any date, an amount equal to the Series 2009-1 Outstanding Principal Amount plus the amount of any principal payments made to Series 2009-1 Noteholders that have been rescinded or otherwise returned by the Series 2009-1 Noteholders for any reason; provided that, during the Series 2009-1 Revolving Period, for purposes of determining whether or not the Requisite Investors have given any consent, waiver, direction or instruction, the Series 2009-1 Principal Amount held by each Series 2009-1 Noteholder shall be deemed to include, without double counting, the undrawn portion of the “Maximum Purchaser Group Invested Amount” (i.e., the unutilized purchase commitments under the Series 2009-1 Note Purchase Agreement) for such Series 2009-1 Noteholder’s Investor Group.

“Series 2009-1 Principal Allocation” has the meaning specified in Section 3.2 (a)(ii) of this Series Supplement.

“Series 2009-1 Rapid Amortization Payment Period” means, with respect to any Payment Date during the Series 2009-1 Rapid Amortization Period, the period from but excluding the Determination Date immediately preceding the prior Payment Date (or, in the case of the first Payment Date during the Series 2009-1 Rapid Amortization Period, the period from and including the date of the commencement of such Series 2009-1 Rapid Amortization Period) to and including the Determination Date immediately preceding such Payment Date; provided that any Monthly Base Rent paid by the Lessee under the HVF Lease on a Payment Date during the Series 2009-1 Rapid Amortization Period shall be deemed to have been received during the Series 2009-1 Rapid Amortization Payment Period with respect to such Payment Date.

“Series 2009-1 Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2009-1 Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2009-1 Notes are fully paid and (B) the termination of the Indenture.

“Series 2009-1 Rating Agency Condition” means, with respect to the Series 2009-1 Notes and any action, including the issuance of an additional Series of Notes, that Moody’s shall have notified HVF, the Administrative Agent and the Trustee in writing that such action will not result in a reduction or withdrawal of its then-current ratings of the Series 2009-1 Notes.

“Series 2009-1 Repurchase Amount” has the meaning specified in Section 6.1 of this Series Supplement.

“Series 2009-1 Required Adjusted Asset Amount” means, as of any date of determination, the sum of (i) the excess, if any, of (A) the Series 2009-1 Principal Amount as of such date over (B) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2009-1 Excess Collection Account and (2) the

amount of cash and Permitted Investments on deposit in the Series 2009-1 Collection Account that, in the case of each of (i)(B)(1) and (i)(B)(2), is required to be applied to reduce the Series 2009-1 Principal Amount, as of such date and (ii) the Series 2009-1 Required Overcollateralization Amount as of such date.

“Series 2009-1 Required Asset Amount” means, as of any date of determination, the sum of (i) the Series 2009-1 Adjusted Principal Amount as of such date and (ii) the Series 2009-1 Required Overcollateralization Amount as of such date.

“Series 2009-1 Required Asset Amount Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2009-1 Required Asset Amount and the denominator of which is the Aggregate Required Asset Amount as of such date.

“Series 2009-1 Required Enhancement Amount” means, as of any date of determination, the sum of (i) the product of (x) the Series 2009-1 Required Enhancement Percentage as of such date and (y) the Series 2009-1 Adjusted Principal Amount as of such date and (ii) the Series 2009-1 Required Incremental Enhancement Amount as of such date; provided, however, that, as of any date of determination after the occurrence of a Limited Liquidation Event of Default, the Series 2009-1 Required Enhancement Amount shall equal the lesser of (x) the Series 2009-1 Adjusted Principal Amount as of such date and (y) the sum of (l) the product of the Series 2009-1 Required Enhancement Percentage as of such date of determination and the Series 2009-1 Adjusted Principal Amount as of the date of the occurrence of such Limited Liquidation Event of Default and (2) the Series 2009-1 Required Incremental Enhancement Amount as of such date of determination.

“Series 2009-1 Required Enhancement Percentage” means, as of any date of determination, the greater of (a) 32.0%, and (b) the sum of (i) the product of (A) the Series 2009-1 Lowest Enhancement Percentage as of such date times (B) the Series 2009-1 Lowest Enhancement Vehicle Percentage as of such date plus (ii) the product of (A) the Series 2009-1 Intermediate Enhancement Percentage as of such date times (B) the Series 2009-1 Intermediate Enhancement Vehicle Percentage as of such date plus (iii) the product of (A) the Series 2009-1 Highest Enhancement Percentage as of such date times (B) the Series 2009-1 Highest Enhancement Vehicle Percentage as of such date.

“Series 2009-1 Required Incremental Enhancement Amount” means

(i)                                 as of the Series 2009-1 Closing Date, $0; and

(ii)                                  as of any date thereafter on which the Series 2009-1 Adjusted Principal Amount is greater than zero, the product of (A) the Series 2009-1 Required Asset Amount Percentage as of the immediately preceding Business Day and (B) the sum of (1) the aggregate Series 2009-1 Manufacturer Excesses for each Manufacturer and Group of Manufacturers set forth in Column A of Exhibit I hereto as of such immediately preceding Business Day, (2) the excess, if any, of the Non-Eligible Manufacturer Amount over the Series 2009-1 Maximum Non-Eligible Manufacturer Amount as of such immediately preceding Business Day, (3) the excess, if any, of the Manufacturer Non-Eligible Vehicle Adjusted Amount with respect to any Manufacturer (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, Nissan, GM, Kia, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer) over the Series 2009-1 Maximum Manufacturer Non-Eligible Vehicle Amount as of such immediately preceding Business Day, (4) an amount equal to the excess, if any, of (a) the lesser of (i) the Non-Investment Grade Manufacturer Program Vehicle Adjusted Amount and (ii) the Series 2009-1 Capped Excess Non-Investment Grade Manufacturer Program Vehicle Amount over (b) the Series 2009-1 First Maximum Non-Investment Grade Manufacturer Program Vehicle Amount, in each case, as of such immediately preceding Business Day and (5) the excess, if any, of the Non-Investment Grade Manufacturer Program Vehicle Adjusted Amount over the Series 2009-1 Second Maximum Non-Investment Grade Manufacturer Program Vehicle Amount as of such immediately preceding Business Day.  The Manufacturer Non-Eligible Vehicle Amounts with respect to Ford and Mazda shall be calculated on an aggregate basis so that they will be considered as one Manufacturer for the purpose of the calculation of the Series 2009-1 Maximum Manufacturer Non-Eligible Vehicle Amount for so long as Mazda is an Affiliate of Ford.

“Series 2009-1 Required Liquidity Amount” means, as of any date of determination, an amount equal to the product of (i) the Series 2009-1 Required Liquidity Percentage as of such date times (ii) the Series 2009-1 Adjusted Principal Amount as of such date.

“Series 2009-1 Required Liquidity Percentage” means, as of any date of determination, 3.00%.

“Series 2009-1 Required Overcollateralization Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2009-1 Required Enhancement Amount as of such date over (b) the sum of (i) the Series 2009-1 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) and (ii) the Series 2009-1 Letter of Credit Amount which constitutes part of the Series 2009-1 Adjusted Enhancement Amount as of such date.

“Series 2009-1 Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of (a) the excess, if any, of the Series 2009-1 Required Liquidity Amount over the Series 2009-1 Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2009-1 Letter of Credit if at the time of such calculation (A) such Series 2009-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2009-1 Letter of Credit Provider of such Series 2009-1 Letter of Credit, (C) such Series 2009-1

Letter of Credit Provider shall have repudiated such Series 2009-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2009-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2009-1 Letter of Credit Provider of such Series 2009-1 Letter of Credit and (b) the excess, if any, of the Series 2009-1 Required Enhancement Amount over the Series 2009-1 Adjusted Enhancement Amount (excluding therefrom the Series 2009-1 Available Reserve Account Amount), in each case, as of such date.

“Series 2009-1 Reserve Account” has the meaning specified in Section 3.8(a) of this Series Supplement.

“Series 2009-1 Reserve Account Collateral” has the meaning specified in Section 3.8(d) of this Series Supplement.

“Series 2009-1 Reserve Account Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2009-1 Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2009-1 Required Reserve Account Amount, in each case, as of such date.

“Series 2009-1 Revolving Period” means the period from and including the Series 2009-1 Closing Date to the commencement of the earlier of (i) the Series 2009-1 Rapid Amortization Period or (ii) the Series 2009-1 Controlled Amortization Period.

“Series 2009-1 Second Maximum Non-Investment Grade Manufacturer Program Vehicle Amount” means, as of any day, an amount equal to 75% of the Adjusted Aggregate Asset Amount.

“Series 2009-1 Series Account Collateral” has the meaning specified in Section 3.1(d) of this Series Supplement.

“Series 2009-1 Series Accounts” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2009-1 Standard & Poor’s Additional Enhancement Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2009-1 Standard & Poor’s Enhancement Amount as of such date over (b) the Series 2009-1 Required Enhancement Amount as of such date.

“Series 2009-1 Standard & Poor’s Additional Incremental Enhancement Amount” means, as of any date of determination, the excess, if any, of (a) the Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount as of such date over (b) the Ineligible Non-Investment Grade Manufacturer Receivable Amount as of such date.

“Series 2009-1 Standard & Poor’s Enhancement Amount” means, as of any date of determination, the sum of (i) the excess of (A) the result of (x) the Series

2009-1 Adjusted Principal Amount as of such date divided by (y) 100% minus the Series 2009-1 Standard & Poor’s Enhancement Percentage as of such date over (B) the Series 2009-1 Adjusted Principal Amount as of such date, (ii) the Series 2009-1 Required Incremental Enhancement Amount as of such date and (iii) the Series 2009-1 Standard & Poor’s Additional Incremental Enhancement Amount as of such date; provided, however, that, as of any date of determination after the occurrence of a Limited Liquidation Event of Default, the Series 2009-1 Standard & Poor’s Enhancement Amount shall equal the lesser of (x) the Series 2009-1 Adjusted Principal Amount as of such date and (y) the sum of (l) the product of the Series 2009-1 Standard & Poor’s Enhancement Percentage as of such date of determination and the Series 2009-1 Adjusted Principal Amount as of the date of the occurrence of such Limited Liquidation Event of Default, (2) the Series 2009-1 Required Incremental Enhancement Amount as of such date of determination and (3) the Series 2009-1 Standard & Poor’s Additional Incremental Enhancement Amount as of such date.

“Series 2009-1 Standard & Poor’s Enhancement Percentage” means, as of any date of determination, the sum of (a) 41.5% and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any Measurement Month within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2009-1 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2009-1 Closing Date).

“Series 2009-1 Subsequent Closing Date” means October 25, 2012.

“Series Supplement” has the meaning set forth in the preamble.

“Servicer Event of Default” means the occurrence of an event that results in amounts due under the Servicer’s Senior Credit Facilities becoming immediately due and payable and that has not been waived by the lenders under such facilities.

“Smart” means smart USA Distributor, LLC, a Delaware limited liability company, and its successors.

“Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount” means, as of any date of determination, with respect to each Standard & Poor’s Ineligible Receivable Manufacturer, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (x) of the definition of Aggregate Asset Amount for such date:  (a) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Standard & Poor’s Ineligible Receivable Manufacturer with respect to Vehicles that are Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Standard & Poor’s Ineligible Receivable Manufacturer or delivered and accepted for Auction, plus (b) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the  Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Standard & Poor’s Ineligible

Receivable Manufacturers with respect to Vehicles that were Eligible Vehicles but not Eligible Program Vehicles when turned in to and accepted by such Standard & Poor’s Ineligible Receivable Manufacturer or delivered and accepted for Auction.

“Standard & Poor’s Ineligible Receivable Manufacturer” means, as of any date of determination, each Eligible Manufacturer that as of such date does not have a short-term unsecured debt rating of at least “A-1” from Standard & Poor’s or a long-term unsecured debt rating of at least “A” from Standard & Poor’s; provided that if the rating of a Manufacturer by Standard and Poor’s is withdrawn or a Manufacturer is downgraded by Standard & Poor’s to a rating that would require inclusion of such Manufacturer in this definition, then for purposes of this definition, such Manufacturer shall be deemed to have a short-term unsecured debt rating of at least “A-1” from Standard & Poor’s or long-term unsecured debt rating of at least “A” from Standard & Poor’s, as the case may be, for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such withdrawal or downgrade.

“Terminated Purchaser” has the meaning specified in the Series 2009-1 Note Purchase Agreement.

“Third-Party Market Value” means, with respect to any HVF Vehicle as of any date of determination, the market value of such HVF Vehicle as specified in the Related Month’s published NADA Guide for the model class and model year of such HVF Vehicle based on the average equipment and the average mileage of each HVF Vehicle of such model class and model year; provided, that if the NADA Guide was not published in the Related Month or the NADA Guide is being published but such HVF Vehicle is not included therein, the Third-Party Market Value of such HVF Vehicle shall be based on the market value specified in the Finance Guide for the model class and model year of such HVF Vehicle based on the average equipment and the average mileage of each HVF Vehicle of such model class and model year; provided, further, that if the Finance Guide is being published but such HVF Vehicle is not included therein, the Third-Party Market Value of such HVF Vehicle shall mean the Net Book Value of such HVF Vehicle; provided, further, that if the Finance Guide was not published in the Related Month, the Third-Party Market Value of such HVF Vehicle shall be based on an independent third-party data source selected by the Servicer and approved by each Rating Agency that is rating the Series 2009-1 Notes and the Administrative Agent (such approval not to be unreasonably withheld or delayed), at the request of HVF based on the average equipment and average mileage of each HVF Vehicle of such model class and model year; provided, further, that if no such third-party data source or methodology shall have been so approved or any such third-party source or methodology is not available, the Third-Party Market Value of such HVF Vehicle shall be equal to a reasonable estimate of the wholesale market value of such Vehicle as determined by the Servicer, based on the Net Book Value of such Vehicle and any other factors deemed relevant by the Servicer.

“Voluntary Decrease” has the meaning specified in Section 2.2(b) of this Series Supplement.

“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.

“Wholly Owned Subsidiary” means as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary (other than director’s qualifying shares, shares held by nominees or such other de minimis portion thereof to the extent required by law).

ARTICLE II

INITIAL ISSUANCE AND INCREASES AND DECREASES

OF PRINCIPAL AMOUNT OF SERIES 2009-1 NOTES

Section 2.1.   Initial Issuance; Procedure for Increasing the Series 2009-1 Principal Amount.

(a)                                 On the Series 2009-1 Closing Date, HVF issued Series 2009-1 Notes in the aggregate initial principal amount equal to the Series 2009-1 Initial Principal Amount.  Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 2.1 (in the case of subsections (b)(ii), (b)(iii), (b)(iv), (b)(v), (b)(vi), (b)(vii), (b)(viii), (b)(ix) and (b)(xi) of this Section 2.1, as evidenced by an Advance Request delivered to the Trustee as to which the Trustee may rely) (i) on any Business Day during the Series 2009-1 Revolving Period, issue Additional Series 2009-1 Notes in an aggregate initial principal amount equal to (a) the Additional Investor Group Initial Principal Amount with respect to the related Additional Investor Group or (b) in connection with any Investor Group Maximum Principal Increase for any Investor Group, the Investor Group Principal Amount for such Investor Group (immediately after giving effect to such Investor Group Maximum Principal Increase) and (ii) on any Business Day during the Series 2009-1 Revolving Period, HVF may, in accordance with the Series 2009-1 Note Purchase Agreement, increase the Series 2009-1 Principal Amount (such increase referred to as an “Increase”), by issuing, at par, ratable amounts of additional principal amounts of the Series 2009-1 Notes; provided, that in the event that one or more Additional Investor Groups become party to the Series 2009-1 Note Purchase Agreement or one or more Investor Group Maximum Principal Increases for any Investor Group are given effect, any Increase occurring thereafter shall be allocated solely to such Additional Investor Groups and/or such Investor Groups, as applicable, until (and only until) the Series 2009-1 Principal Amount is allocated ratably among all Investor Groups (based upon each such Investor Groups’ Commitment Percentage after giving effect to any such Additional Investor Group becoming party to the Series 2009-1 Note Purchase Agreement and/or Investor Group Maximum Principal Increase, as applicable)  Each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2009-1 Note Purchase Agreement and, subject to the proviso in the immediately preceding sentence, shall be ratably allocated among the Series 2009-1 Notes, based on their respective portion of the Series 2009-1 Principal Amount prior to giving effect to such Increase.  Proceeds from the initial issuance of the Series 2009-1 Notes, from any additional issuance of Additional Series 2009-1 Notes or from any Investor Group Maximum Principal Increase and from any Increase shall be deposited into the Collection Account and allocated in accordance with Article III hereof.  Upon each Increase, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Increase.

(b)                                 The Additional Series 2009-1 Notes will be issued on any Business Day during the Series 2009-1 Revolving Period that an Additional Investor Group becomes a party to the Series 2009-1 Note Purchase Agreement or an effective date occurs with respect to any Investor Group Maximum Principal Increase, and the Series 2009-1 Principal Amount may be increased on any Business Day during the Series 2009-1 Revolving Period (subject to the limitations set forth in Section 2.2(a) below), in each case, pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such additional issuance of Additional Series 2009-1 Notes and each proposed Increase:

(i)                                     [omitted intentionally];

(ii)                                  the amount of such issuance or Increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;

(iii)                               after giving effect to such issuance or Increase, (A) the Investor Group Principal Amount with respect to each Investor Group shall not exceed the Maximum Investor Group Principal Amount with respect to such Investor Group and (B) the Series 2009-1 Principal Amount shall not exceed the Series 2009-1 Maximum Principal Amount;

(iv)                              after giving effect to such issuance or Increase and the application of the proceeds thereof, no Series 2009-1 Enhancement Deficiency, Series 2009-1 Liquidity Deficiency or Aggregate Asset Amount Deficiency shall exist;

(v)                                 after giving effect to such issuance or Increase and the application of the proceeds thereof, the amount on deposit in the Series 2009-1 Reserve Account shall be equal to or greater than the Series 2009-1 Required Reserve Account Amount;

(vi)                              no Amortization Event with respect to the Series 2009-1 Notes has occurred and is continuing and such issuance or Increase and the application of the proceeds thereof will not result in the occurrence of (1) an Amortization Event with respect to the Series 2009-1 Notes or a Limited Liquidation Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event with respect to the Series 2009-1 Notes or a Limited Liquidation Event of Default;

(vii)                           all representations and warranties set forth in Article 7 of the Base Indenture shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations relate to an earlier date);

(viii)                        all conditions precedent to the making of advances under the Series 2009-1 Note Purchase Agreement shall have been satisfied;

(ix)                              no more than three Increases shall occur during any calendar week;

(x)                                 each Rating Agency shall have received prior written notice of each issuance of Additional Series 2009-1 Notes; and

(xi)                              with respect to any Increase, HVF shall have acquired and shall be maintaining in force one or more Series 2009-1 Interest Rate Caps in accordance with Section 3.12 of this Series Supplement.

Section 2.2.   Procedure for Decreasing the Series 2009-1 Principal Amount.

(a)                                 Mandatory Decrease.  Whenever (i) a Series 2009-1 Enhancement Deficiency exists, then, on or before the Payment Date immediately following discovery of such Series 2009-1 Enhancement Deficiency, HVF shall apply funds in the Series 2009-1 Excess Collection Account in accordance with Section 3.2(f) of this Series Supplement, to make a pro rata reduction in the Series 2009-1 Principal Amount (subject to the limitations specified in Section 2.2(c) below) by the lesser of (x) the amount necessary, so that after giving effect to all Decreases of the Series 2009-1 Principal Amount on such Payment Date, no such Series 2009-1 Enhancement Deficiency shall exist and (y) the amount that would reduce the Series 2009-1 Principal Amount to zero, (ii) an Aggregate Asset Amount Deficiency exists, then, on or before the Payment Date immediately following discovery of such Aggregate Asset Amount Deficiency, HVF shall allocate to and deposit in the Series 2009-1 Excess Collection Account to be applied in accordance with Section 3.2(f) of this Series Supplement, funds to make a pro rata reduction in the Series 2009-1 Principal Amount (subject to the limitations specified in Section 2.2(c) below) in an amount equal to the lesser of (x) the Series 2009-1 Invested Percentage (with respect to Principal Collections) of the amount of such Aggregate Asset Amount Deficiency and (y) the Series 2009-1 Principal Amount as of the date of application of such funds and (iii) a Series 2009-1 Excess Principal Event shall have occurred, then, on or before the Payment Date immediately following discovery of such Series 2009-1 Excess Principal Event, HVF shall allocate to and deposit in the Series 2009-1 Excess Collection Account to be applied in accordance with Section 3.2(f) of this Series Supplement, funds to make a pro rata reduction in the Series 2009-1 Principal Amount (subject to the limitations specified in Section 2.2(c) below) by the lesser of (x) the amount necessary, so that after giving effect to all Decreases of the Series 2009-1 Principal Amount on such Payment Date, no such Series 2009-1 Excess Principal Event shall exist and (y) the amount that would reduce the Series 2009-1 Principal Amount to zero (each reduction of the Series 2009-1 Principal Amount pursuant to this Section 2.2(a), a “Mandatory Decrease”) plus, with respect to each clause above, any associated breakage costs (including Series 2009-1 Commercial Paper discounts and interest scheduled to accrue through the maturity of such Series 2009-1 Commercial Paper) incurred as a result of such decrease (calculated in accordance with the procedures outlined in Section 6.1 of this Series Supplement for optional repurchases and paid in accordance with Section 3.06 of the Series 2009-1 Note Purchase Agreement).  Such Mandatory Decrease shall be ratably allocated among the Series 2009-1 Noteholders, based on their respective portion of the Series 2009-1 Principal Amount prior to giving effect to such Mandatory Decrease.  Upon discovery of such Series 2009-1 Enhancement Deficiency, Aggregate Asset Amount Deficiency or Series 2009-1 Excess Principal Event, HVF shall promptly, but in any event within 5 Business Days, deliver written notice (by facsimile with original to follow by mail) of any related Mandatory Decreases to the Trustee.

(b)                                 Voluntary Decrease.  On any Business Day, upon at least 3 Business Day’s prior notice to each Series 2009-1 Noteholder, each Conduit Investor, each Committed Note Purchaser and the Trustee, HVF may decrease the Series 2009-1 Principal Amount (each such reduction of the Series 2009-1 Principal Amount pursuant to this Section 2.2(b), a “Voluntary Decrease”) by withdrawing from the Series 2009-1 Excess Collection Account or, after the conclusion of the Series 2009-1 Revolving Period, the Series 2009-1 Collection Account, an amount (subject to the last sentence of this Section 2.2(b)) up to the sum of all Principal Collections (or, in the case of the Series 2009-1 Collection Account, up to the total amount available in such account for payment of principal of the Series 2009-1 Notes) on deposit in such accounts and, in the case of the Series 2009-1 Excess Collection Account, available for distribution to effect a Voluntary Decrease pursuant to Section 3.2(f) of this Series Supplement, and distributing (x) pro rata to the Series 2009-1 Noteholders in respect of principal of the Series 2009-1 Notes or (y) in the event HVF, subject to Section 3.11 of the Series 2009-1 Note Purchase Agreement, prepays Terminated Purchaser’s Investor Group Principal Amount, to such Terminated Purchaser up to the amount of its Investor Group Principal Amount, the amount of such withdrawal in accordance with Section 3.5(e) of this Series Supplement; plus, with respect to each clause above, in accordance with Section 3.06 of the Series 2009-1 Note Purchase Agreement, any associated breakage costs (including Series 2009-1 Commercial Paper discounts and interest scheduled to accrue through the maturity of such Series 2009-1 Commercial Paper) incurred as a result of such decrease (paid together with such decrease and calculated in accordance with the procedures outlined in Section 6.1 of this Series Supplement for optional repurchases); provided that HVF shall not effect a Voluntary Decrease pursuant to this Section 2.2(b) more than three times in any calendar week; provided further that the Trustee shall not be required to monitor the compliance of HVF with the limitation on the frequency of Voluntary Decreases set forth in the immediately preceding proviso; provided further that, in the event that HVF elects to prepay any Terminated Purchaser’s Investor Group Principal Amount in accordance with Section 3.11 of the Series 2009-1 Note Purchase Agreement, HVF may, from time to time, allocate a Voluntary Decrease solely to such Terminated Purchaser in an amount up to such Terminated Purchaser’s Investor Group Principal Amount.  Subject to the immediately preceding sentence, such Voluntary Decrease shall be ratably allocated among the Series 2009-1 Noteholders, based on their respective portion of the Series 2009-1 Principal Amount.  Each such Voluntary Decrease shall be, in the aggregate for all Series 2009-1 Notes, in a minimum principal amount of $5,000,000 and integral multiples of $100,000 in excess thereof unless such Voluntary Decrease is allocated to pay any Terminated Purchaser’s Investor Group Principal Amount in full.

(c)                                  Upon distribution to the Series 2009-1 Noteholders of principal of the Series 2009-1 Notes in connection with each Decrease, the Trustee shall, or shall cause the Registrar to indicate in the Note Register such Decrease.  The amount of any Decrease shall not exceed the amount allocated to the Series 2009-1 Excess Collection Account or the Series 2009-1 Collection Account and available for distribution to Series 2009-1 Noteholders in respect of principal of the Series 2009-1 Notes on the date of such Decrease pursuant to the terms hereof; provided that, for the avoidance of doubt, any amounts on deposit in the Series 2009-1 Collection Account and identified for payment to the Series 2009-1 Noteholders pursuant to Section 3.5(a) of this Series Supplement shall not be “available for distribution to Series 2009-1 Noteholders”.

Section 2.3.   Procedure for Amending and Restating the Amended Series 2009-1 Notes.

(a)                                 Notwithstanding anything herein or in any other Series 2009-1 Related Document to the contrary (including the requirement that any Decrease or any Increase be made ratably among the Series 2009-1 Noteholders), subject to the conditions provided in clause (b) below, in connection with the reallocation of the Commitment Amounts and related Maximum Investor Group Principal Amounts with respect to each Investor Group as specified in Schedule II to the Series 2009-1 Note Purchase Agreement, each Outstanding Series 2009-1 Note shall be amended and restated on the Series 2009-1 Subsequent Closing Date, (such amendment and restatement and attendant reallocation of the Commitment Amounts and related Maximum Investor Group Principal Amounts, the “Amendment and Rebalancing”).

(b)                                 The Amendment and Rebalancing shall be subject to satisfaction of each of the following conditions:

(i)                                     after giving effect to such Amendment and Rebalancing, (A) the Investor Group Principal Amount with respect to each Investor Group shall not exceed the Maximum Investor Group Principal Amount with respect to such Investor Group and (B) the Series 2009-1 Principal Amount shall not exceed the Series 2009-1 Maximum Principal Amount;

(ii)                                  after giving effect to such Amendment and Rebalancing, no Series 2009-1 Enhancement Deficiency, Series 2009-1 Liquidity Deficiency or Aggregate Asset Amount Deficiency shall exist;

(iii)                               after giving effect to such Amendment and Rebalancing, the amount on deposit in the Series 2009-1 Reserve Account shall be equal to or greater than the Series 2009-1 Required Reserve Account Amount;

(iv)                              no Amortization Event with respect to the Series 2009-1 Notes has occurred and is continuing and such amendment and restatement will not result in the occurrence of (1) an Amortization Event with respect to the Series 2009-1 Notes or a Limited Liquidation Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event with respect to the Series 2009-1 Notes or a Limited Liquidation Event of Default;

(v)                                 all representations and warranties set forth in Article 7 of the Base Indenture shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations relate to an earlier date);

(vi)                              the conditions precedent set forth in Section 7.01 and Section 7.02 of the Series 2009-1 Note Purchase Agreement shall have been satisfied; and

(vii)                           HVF shall have acquired and shall be maintaining in force one or more Series 2009-1 Interest Rate Caps in accordance with Section 3.12 of this Series Supplement.

ARTICLE III

SERIES 2009-1 ALLOCATIONS

With respect to the Series 2009-1 Notes only, the following shall apply:

Section 3.1.   Series 2009-1 Series Accounts.

(a)                                 Establishment of Series 2009-1 Series Accounts.  HVF has established and maintained, and shall continue to maintain, in the name of the Trustee for the benefit of the Series 2009-1 Noteholders three accounts: the Series 2009-1 Collection Account (such account, the “Series 2009-1 Collection Account”), the Series 2009-1 Accrued Interest Account (such account, the “Series 2009-1 Accrued Interest Account”) and the Series 2009-1 Excess Collection Account (such account, the “Series 2009-1 Excess Collection Account” and, together with the Series 2009-1 Collection Account and the Series 2009-1 Accrued Interest Account, the “Series 2009-1 Series Accounts”).  Each Series 2009-1 Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-1 Noteholders.  Each Series 2009-1 Series Account shall be an Eligible Deposit Account.  If a Series 2009-1 Series Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that such Series 2009-1 Series Account is no longer an Eligible Deposit Account, establish a new Series 2009-1 Series Account that is an Eligible Deposit Account.  If a new Series 2009-1 Series Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2009-1 Series Account into the new Series 2009-1 Series Account.  Initially, each of the Series 2009-1 Series Accounts will be established with The Bank of New York Mellon.

(b)                                 Administration of the Series 2009-1 Series Accounts.  HVF may instruct (by standing instructions or otherwise) the institution maintaining each of the Series 2009-1 Series Accounts to invest funds on deposit in such Series 2009-1 Series

Account from time to time in Permitted Investments; provided, however, that (x) any such investment in the Series 2009-1 Excess Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2009-1 Excess Collection Account) and (y) any such investment in the Series 2009-1 Collection Account or the Series 2009-1 Accrued Interest Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2009-1 Collection Account or Series 2009-1 Accrued Interest Account), unless any such Permitted Investment is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2009-1 Series Accounts shall remain uninvested.

(c)                                  Earnings from Series 2009-1 Series Accounts.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2009-1 Series Accounts shall be deemed to be on deposit therein and available for distribution.

(d)                                 Series 2009-1 Series Accounts Constitute Additional Collateral for Series 2009-1 Notes.  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2009-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2009-1 Series Accounts, including any security entitlement with respect to financial assets credited thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2009-1 Series Accounts or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2009-1 Series Accounts, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2009-1 Series Accounts, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all Proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2009-1 Series Account Collateral”).

Section 3.2.   Allocations with Respect to the Series 2009-1 Notes.  The net proceeds from the initial sale of the Series 2009-1 Notes were deposited into the Collection Account and allocated in accordance with clause (a)(ii) of this Section 3.2 below.  All amounts payable to HVF under the Series 2009-1 Interest Rate Caps will be deposited into the Series 2009-1 Collection Account.

On each Business Day on which the proceeds of any Increase or Collections are deposited into the Collection Account (each such date, a “Series 2009-1 Deposit Date”), the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to apply from all amounts deposited into the Collection Account in accordance with the provisions of this Section 3.2:

(a)                                 Allocations of Collections During the Series 2009-1 Revolving Period.  During the Series 2009-1 Revolving Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 1:00 p.m. (New York City time) on each Series 2009-1 Deposit Date, to apply from all amounts deposited into the Collection Account as set forth below:

(i)                                     allocate to and deposit in the Series 2009-1 Collection Account an amount equal to the sum of (A) the Series 2009-1 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day and (B) any amounts received by the Trustee in respect of the Series 2009-1 Interest Rate Caps.  All such amounts deposited into the Series 2009-1 Collection Account shall thereafter be deposited into the Series 2009-1 Accrued Interest Account; and

(ii)                                  allocate to and deposit in the Series 2009-1 Excess Collection Account (A) an amount equal to the Series 2009-1 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day, (B) on the Series 2009-1 Closing Date, the net proceeds from the issuance of the Series 2009-1 Notes and (C) on the date of any Increase, the proceeds of such Increase (for any such day, the “Series 2009-1 Principal Allocation”).

(b)                                 Allocation of Collections During the Series 2009-1 Controlled Amortization Period.  During the Series 2009-1 Controlled Amortization Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 1:00 p.m. (New York City time) on any Series 2009-1 Deposit Date, to apply from all amounts deposited into the Collection Account as set forth below:

(i)                                     allocate to and deposit in the Series 2009-1 Collection Account an amount determined as set forth in Section 3.2(a)(i) above for such day, which amount shall be thereafter allocated to and deposited in the Series 2009-1 Accrued Interest Account; and

(ii)                                  allocate to and deposit in the Series 2009-1 Collection Account an amount equal to the sum of (x) Series 2009-1 Principal Allocation for such day plus (y) any amounts allocated from the Series 2009-1 Excess Collection Account to the Series 2009-1 Collection Account pursuant to Section 3.2(f) of this Series Supplement or allocated to the Series 2009-1 Collection Account pursuant to Section 3.2(e) or Section 3.3(f) of this Series Supplement, shall be used to make principal payments on a pro rata basis in respect of the Series 2009-1 Notes on the Series 2009-1 Controlled Amortization Payment Date related to the Series 2009-1 Controlled Amortization Payment Period in which such allocations and deposits have been made in an amount equal to the Series 2009-1 Controlled Amortization

Amount for such Series 2009-1 Controlled Amortization Payment Date; provided, however, that if, during any Series 2009-1 Controlled Amortization Payment Period, the aggregate amount of such daily Series 2009-1 Principal Allocations (together with the amount deposited in the Series 2009-1 Collection Account from the Series 2009-1 Excess Collection Account pursuant to Section 3.2(f) of this Series Supplement or deposited in the Series 2009-1 Collection Account pursuant to Section 3.2(e) or Section 3.3(f) of this Series Supplement) exceeds the Series 2009-1 Controlled Amortization Amount for the related Series 2009-1 Controlled Amortization Payment Date, then the amount of such excess shall be deposited in the Series 2009-1 Excess Collection Account.

(c)                                  Allocations of Collections During the Series 2009-1 Rapid Amortization Period.  During the Series 2009-1 Rapid Amortization Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 1:00 p.m. (New York City time) on any Series 2009-1 Deposit Date, to apply from all amounts deposited into the Collection Account as set forth below:

(i)                                     allocate to and deposit in the Series 2009-1 Collection Account an amount determined as set forth in Section 3.2(a)(i) above for such day, which amount shall be thereafter allocated to and deposited in the Series 2009-1 Accrued Interest Account; and

(ii)                                  allocate to and deposit in the Series 2009-1 Collection Account an amount equal to the Series 2009-1 Principal Allocation for such day, which amount shall be used to make principal payments on a pro rata basis in respect of the Series 2009-1 Notes until the Series 2009-1 Notes have been paid in full; provided that if on any Determination Date (A) the Administrator determines that the amount anticipated to be available from Interest Collections allocable to the Series 2009-1 Notes, any amounts payable to the Trustee in respect of any Series 2009-1 Interest Rate Caps and other amounts available pursuant to Section 3.3 of this Series Supplement to pay Series 2009-1 Monthly Interest on the next succeeding Payment Date will be less than the sum of the Series 2009-1 Monthly Interest for such Payment Date and (B) the Series 2009-1 Enhancement Amount is greater than zero, then the Administrator shall direct the Trustee in writing to withdraw from the Series 2009-1 Collection Account a portion (but in no event an amount in excess) of such Principal Collections allocated to the Series 2009-1 Notes during the related Series 2009-1 Rapid Amortization Payment Period) equal to the lesser of such insufficiency and the Series 2009-1 Enhancement Amount and deposit such amount into the Series 2009-1 Accrued Interest Account to be treated as Interest Collections on such Payment Date.

(d)                                 Past Due Rental Payments.  Notwithstanding the foregoing, if, after the occurrence of a Series 2009-1 Lease Payment Deficit, the Lessee shall make a payment of Rent or other amount payable by the Lessee under the HVF Lease on or prior to the fifth Business Day after the occurrence of such Series 2009-1 Lease Payment Deficit (a “Past Due Rent Payment”), the Administrator shall direct the Trustee in writing pursuant to the Administration Agreement to allocate to and deposit in the Series 2009-1

Collection Account an amount equal to the Series 2009-1 Invested Percentage as of the date of the occurrence of such Series 2009-1 Lease Payment Deficit of the Collections attributable to such Past Due Rent Payment (the “Series 2009-1 Past Due Rent Payment”).  The Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to withdraw from the Series 2009-1 Collection Account and apply the Series 2009-1 Past Due Rent Payment in the following order:

(i)                                     if the occurrence of the related Series 2009-1 Lease Payment Deficit resulted in one or more Series 2009-1 LOC Credit Disbursements being made under the Series 2009-1 Letters of Credit, pay to each Series 2009-1 Letter of Credit Provider who made such a Series 2009-1 LOC Credit Disbursement for application in accordance with the provisions of the applicable Series 2009-1 Letter of Credit Reimbursement Agreement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2009-1 Letter of Credit Provider’s Series 2009-1 LOC Credit Disbursement and (y) such Series 2009-1 Letter of Credit Provider’s pro rata share, calculated on the basis of the unreimbursed amount of each such Series 2009-1 Letter of Credit Provider’s Series 2009-1 LOC Credit Disbursement, of the amount of the Series 2009-1 Past Due Rent Payment;

(ii)                                  if the occurrence of such Series 2009-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2009-1 Cash Collateral Account, deposit in the Series 2009-1 Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2009-1 Past Due Rent Payment remaining after any payments pursuant to clause (i) above and (y) the amount withdrawn from the Series 2009-1 Cash Collateral Account on account of such Series 2009-1 Lease Payment Deficit;

(iii)                               if the occurrence of such Series 2009-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2009-1 Reserve Account pursuant to Section 3.3(d) of this Series Supplement, deposit in the Series 2009-1 Reserve Account an amount equal to the lesser of (x) the amount of the Series 2009-1 Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the excess, if any, of the Series 2009-1 Required Reserve Account Amount over the Series 2009-1 Available Reserve Account Amount on such day;

(iv)                              deposit into the Series 2009-1 Accrued Interest Account the amount, if any, by which the Series 2009-1 Lease Interest Payment Deficit, if any, relating to such Series 2009-1 Lease Payment Deficit exceeds the amount of the Series 2009-1 Past Due Rent Payment applied pursuant to clauses (i) through (iii) above; and

(v)                                 deposit into the Series 2009-1 Excess Collection Account and treat as Principal Collections the remaining amount of the Series 2009-1 Past Due Rent Payment.

(e)                                  Amounts Allocated from Other Series.  Amounts allocated to other Series of Notes that have been reallocated by HVF to the Series 2009-1 Notes (i) during the Series 2009-1 Revolving Period shall be deposited into the Series 2009-1 Excess Collection Account and applied in accordance with Section 3.2(f) of this Series Supplement and (ii) during the Series 2009-1 Controlled Amortization Period or the Series 2009-1 Rapid Amortization Period shall be deposited into the Series 2009-1 Collection Account and applied in accordance with Section 3.2(b) or 3.2(c), as the case may be, of this Series Supplement to make principal payments in respect of the Series 2009-1 Notes.

(f)                                   Series 2009-1 Excess Collection Account.  Amounts deposited into the Series 2009-1 Excess Collection Account on any Series 2009-1 Deposit Date prior to the commencement of the Series 2009-1 Rapid Amortization Period will be (i) first, withdrawn and deposited in the Series 2009-1 Reserve Account in an amount up to the excess, if any, of the Series 2009-1 Required Reserve Account Amount for such date over the Series 2009-1 Available Reserve Account Amount for such date, (ii) second, used to make a Mandatory Decrease, if applicable, in accordance with Sections 2.2(a) and 3.5(e) of this Series Supplement, (iii) third, used to pay the principal amount of other Series of Notes that are then required to be paid or, at the option of HVF, to pay the principal amount of other Series of Notes that may be paid under the Indenture, (iv) fourth, at the option of HVF to make a Voluntary Decrease in accordance with Sections 2.2(b) and 3.5(e) of this Series Supplement and (v) fifth, any remaining funds may be released to HVF, provided that the application of such funds pursuant to clauses (iii) through (v) above may be made only to the extent that no Series 2009-1 Enhancement Deficiency or other Amortization Event with respect to the Series 2009-1 Notes would result therefrom or exist immediately thereafter.  Notwithstanding the foregoing, on the first day of the Series 2009-1 Controlled Amortization Period and, subject to the proviso to Section 3.2(b)(ii), on each Business Day thereafter or, if earlier, the first day of the Series 2009-1 Rapid Amortization Period, all funds on deposit in the Series 2009-1 Excess Collection Account (including amounts allocated thereto pursuant to Section 3.2(a)(ii), (b)(ii), (c)(ii) or (d)(v) of this Series Supplement and any amounts allocated thereto pursuant to Section 3.2(e) of this Series Supplement) will be withdrawn from the Series 2009-1 Excess Collection Account and deposited into the Series 2009-1 Collection Account and applied in accordance with Section 3.2(b)(ii) or 3.2(c)(ii) of this Series Supplement, as the case may be.

Section 3.3.   Application of Interest Collections.

On the fourth Business Day prior to each Payment Date, as provided below, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to withdraw, and on such Payment Date the Trustee, acting in accordance with such instructions, shall withdraw, the amounts required to be withdrawn from the Series 2009-1 Accrued Interest Account pursuant to Section 3.3(a) below in respect of all funds available from any Series 2009-1 Interest Rate Caps and Interest Collections processed since the preceding Payment Date and allocated to the holders of the Series 2009-1 Notes.

(a)                                 Note Interest with respect to the Series 2009-1 Notes.  On the fourth Business Day prior to each Payment Date, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement as to the amount to be withdrawn from the Series 2009-1 Accrued Interest Account to the extent funds are anticipated to be available from Interest Collections allocable to the Series 2009-1 Notes processed from but not including the Payment Date immediately preceding such Payment Date through such Payment Date and any amounts payable to HVF under any Series 2009-1 Interest Rate Cap during that period in respect of (i) first, (I) first an amount equal to the sum of (A) the Series 2009-1 Monthly Interest (excluding amounts referenced in clause (ii) of the definition thereof to the extent duplicative of Series 2009-1 Deficiency Amounts payable under clause (ii) below) for such Payment Date (the portion of such amount of Series 2009-1 Monthly Interest that will accrue for the period (each an, “Estimated Interest Period”) from and including the Determination Date immediately preceding such Payment Date to but excluding such Payment Date (such portion of the Series 2009-1 Monthly Interest with respect to any such Estimated Interest Period, the “Estimated Interest”) shall be estimated by the Administrator on such Determination Date) plus (B) the Estimated Interest Adjustment Amount with respect to such Determination Date and (II) second, an amount equal to any Indenture Carrying Charges due to the Series 2009-1 Noteholders and unpaid as of such Payment Date which are not included in the definition of Series 2009-1 Monthly Interest, (ii) second, an amount equal to the unpaid Series 2009-1 Deficiency Amounts, if any, as of the preceding Payment Date (together with any accrued interest on such Series 2009-1 Deficiency Amounts as calculated in accordance with Section 3.3(e)) and (iii) third, an amount equal to the Series 2009-1 Monthly Default Interest Amount, if any, for such Payment Date.  On or before 10:00 a.m. (New York City time) on such Payment Date, the Trustee shall withdraw the amounts described in the first sentence of this Section 3.3(a), from the Series 2009-1 Accrued Interest Account and deposit such amounts into the Series 2009-1 Distribution Account.

On or before 4:00 p.m. (New York City time) on the Business Day immediately preceding each Determination Date, the Administrator shall notify the Trustee of any Estimated Interest Adjustment Amount with respect to such Determination Date, such notification to be in the form of Exhibit H to this Series Supplement (each an “Estimated Interest Adjustment Notice”).

(b)                                 Lease Payment Deficit Notice.  On or before 10:00 a.m. (New York City time) on each Payment Date, the Administrator shall notify the Trustee of the amount of any Series 2009-1 Lease Payment Deficit, such notification to be in the form of Exhibit C to this Series Supplement (each a “Lease Payment Deficit Notice”).

(c)                                  Withdrawals from the Series 2009-1 Reserve Account.  If the Administrator determines on any Payment Date that the amounts available from the Series 2009-1 Accrued Interest Account are insufficient to pay the sum of the amounts described in clauses (i) and (ii) of Section 3.3(a) of this Series Supplement on such Payment Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2009-1 Reserve Account and deposit in the Series 2009-1 Distribution Account on such Payment Date an amount equal to the lesser of the Series 2009-1 Available

Reserve Account Amount and such insufficiency.  The Trustee shall withdraw such amount from the Series 2009-1 Reserve Account and deposit such amount in the Series 2009-1 Distribution Account.

(d)                                 Draws on Series 2009-1 Letters of Credit.  If the Administrator determines on any Payment Date that there exists a Series 2009-1 Lease Interest Payment Deficit, the Administrator shall instruct the Trustee in writing to draw on the Series 2009-1 Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount, as set forth in such notice, equal to the least of (i) such Series 2009-1 Lease Interest Payment Deficit, (ii) the excess, if any, of the sum of the amounts described in clauses (i) and (ii) of Section 3.3(a) of this Series Supplement on such Payment Date over the amounts available from the Series 2009-1 Accrued Interest Account plus the amount withdrawn from the Series 2009-1 Reserve Account pursuant to Section 3.3(c) of this Series Supplement on such Payment Date and (iii) the Series 2009-1 Letter of Credit Liquidity Amount on the Series 2009-1 Letters of Credit by presenting to each Series 2009-1 Letter of Credit Provider a draft accompanied by a Series 2009-1 Certificate of Credit Demand and shall cause the Series 2009-1 LOC Credit Disbursements to be deposited in the Series 2009-1 Distribution Account on such Payment Date; provided, however, that if the Series 2009-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2009-1 Cash Collateral Account and deposit in the Series 2009-1 Distribution Account an amount equal to the lesser of (x) the Series 2009-1 Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) or (iii) above and (y) the Series 2009-1 Available Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2009-1 Letters of Credit.

(e)                                  Deficiency Amounts.  If the amounts described in Sections 3.3(a), (b), (c) and (d) of this Series Supplement are insufficient to pay the Series 2009-1 Monthly Interest for any Payment Date, payments of interest to the Series 2009-1 Noteholders will be reduced on a pro rata basis by the amount of such deficiency.  The aggregate amount, if any, of such deficiency on any Payment Date allocable to the Series 2009-1 Notes shall be referred to as the “Series 2009-1 Deficiency Amount”.  Interest shall accrue on the Series 2009-1 Deficiency Amount at the applicable Series 2009-1 Note Rate.

(f)                                   Balance.  On the fourth Business Day prior to each Payment Date, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to pay, on such Payment Date, the balance (after making the payments required in Section 3.4 of this Series Supplement), if any, of the amounts available from the Series 2009-1 Accrued Interest Account as follows:

(i)                                     first, to the Administrator, in an amount equal to the Series 2009-1 Percentage as of the beginning of the Series 2009-1 Interest Period ending on the day preceding such Payment Date of the Monthly Administration Fee for such Series 2009-1 Interest Period;

(ii)                                  second, to the Trustee, in an amount equal to the Series 2009-1 Percentage as of the beginning of the Series 2009-1 Interest Period ending on the day preceding such Payment Date of the Trustee’s fees for such Series 2009-1 Interest Period;

(iii)                               third, on a pro rata basis, to pay any Indenture Carrying Charges to the Persons to whom such amounts are owed, in an amount equal to the Series 2009-1 Percentage as of the beginning of the Series 2009-1 Interest Period ending on the day preceding such Payment Date of such Indenture Carrying Charges (other than Indenture Carrying Charges provided for above) for such Series 2009-1 Interest Period; and

(iv)                              fourth, the balance, if any, shall be withdrawn from the Series 2009-1 Accrued Interest Account by the Trustee and (A) during the Series 2009-1 Revolving Period, deposited into the Series 2009-1 Excess Collection Account or (B) during the Series 2009-1 Controlled Amortization Period or the Series 2009-1 Rapid Amortization Period, deposited into the Series 2009-1 Collection Account and treated as Principal Collections.

(g)                                  Trustee Fees. If, on any Payment Date after the occurrence and during the continuance of a Liquidation Event of Default or a Limited Liquidation Event of Default, (x) the funds available to pay the Trustee fees pursuant to Section 3.3(f)(ii) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date or (y) the funds available to pay the portion of the Indenture Carrying Charges payable to the Trustee pursuant to Section 3.3(f)(iii) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2009-1 Reserve Account and pay to itself on such Payment Date an amount equal to the least of (A) the Series 2009-1 Available Reserve Account Amount on such Payment Date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date), (B) an amount equal to the excess, if any, of (i) 0.70% of the Series 2009-1 Required Asset Amount as of the date of the occurrence of such Liquidation Event of Default or Limited Liquidation Event of Default over (ii) the aggregate of the amounts previously withdrawn from the Series 2009-1 Reserve Account under this Section 3.3(g) in respect of fees and other amounts due and owing to the Trustee and (C) such insufficiency.  The Trustee shall withdraw such amounts from the Series 2009-1 Reserve Account and pay or reimburse itself.

Section 3.4.   Payment of Note Interest.  On each Payment Date, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 2009-1 Noteholders from the Series 2009-1 Distribution Account the amount deposited in the Series 2009-1 Distribution Account for the payment of all amounts payable to the Series 2009-1 Noteholders pursuant to Section 3.3 of this Series Supplement.

Section 3.5.   Payment of Note Principal.

(a)                                 Monthly Payments During Series 2009-1 Controlled Amortization Period or Series 2009-1 Rapid Amortization Period.  Commencing on the earlier to occur of (i) the Determination Date immediately preceding the first Series 2009-1 Controlled Amortization Payment Date, or (ii) the first Determination Date after the commencement of the Series 2009-1 Rapid Amortization Period and on each Determination Date thereafter, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement as to (v) the amount allocated to the Series 2009-1 Notes pursuant to Section 3.2(b)(ii) or 3.2(c)(ii) of this Series Supplement, as the case may be, and any amounts allocated from the Series 2009-1 Excess Collection Account to the Series 2009-1 Collection Account pursuant to Section 3.2(f) of this Series Supplement and/or allocated to the Series 2009-1 Collection Account pursuant to Section 3.2(e) or Section 3.3(f) of this Series Supplement, in each case, prior to such date and not  previously deposited into the Series 2009-1 Distribution Account for payment to the Series 2009-1 Noteholders and the amount of the portion of the Monthly Base Rent under the HVF Lease that will be allocated to the Series 2009-1 Notes pursuant to Section 3.2(b)(ii) or 3.2(c)(ii) of this Series Supplement, as the case may be, (w) any amounts to be withdrawn from the Series 2009-1 Reserve Account and deposited into the Series 2009-1 Distribution Account, (x) any amounts to be drawn on the Series 2009-1 Letters of Credit (and/or withdrawn from the Series 2009-1 Cash Collateral Account) and (y) the amount of any demand to be made under the Series 2009-1 Demand Note.  On each Series 2009-1 Controlled Amortization Payment Date and the Expected Final Payment Date, the Trustee shall withdraw such amounts from the Series 2009-1 Collection Account allocated to pay principal of the Series 2009-1 Notes during the related Series 2009-1 Controlled Amortization Payment Period and deposit such amount together with the proceeds of any demand made on the Series 2009-1 Demand Note received during the period from but excluding the immediately preceding Payment Date to and including such Payment Date into the Series 2009-1 Distribution Account, which amount and any other amounts deposited in the Series 2009-1 Distribution Account for the payment of principal of such Series 2009-1 Notes pursuant to Section 3.5(b) of this Series Supplement during the related Series 2009-1 Controlled Amortization Payment Period shall be paid to the Series 2009-1 Noteholders in accordance with Section 3.5(e)(ii) or 3.5(e)(iii) of this Series Supplement, as the case may be.  On the Payment Date following each such Determination Date during the Series 2009-1 Rapid Amortization Period, the Trustee shall withdraw such amounts allocated to pay principal of the Series 2009-1 Notes from the Series 2009-1 Collection Account and deposit such amount together with the proceeds of any demand made on the Series 2009-1 Demand Note received during the period from but excluding the immediately preceding Payment Date to and including such Payment Date into the Series 2009-1 Distribution Account along with any other amounts deposited in the Series 2009-1 Distribution Account for the payment of principal of such Series 2009-1 Notes pursuant to Section 3.5(b) of this Series Supplement and any amounts deposited in the Series 2009-1 Distribution Account pursuant to Section 3.5(c) of this Series Supplement, in each case, during the related Series 2009-1 Rapid Amortization Payment Period, which amount shall be paid to the Series 2009-1 Noteholders until the Series 2009-1 Noteholders have been paid the Series 2009-1 Principal Amount in full.

(b)                                 Principal Deficit Amount.  If the Principal Deficit Amount is greater than zero on any date or the Administrator determines that there exists a Series 2009-1 Lease Principal Payment Deficit, the Administrator shall promptly provide written notice thereof to the Administrative Agent and the Trustee.  On each Payment Date on which the Principal Deficit Amount is greater than zero or a Series 2009-1 Lease Principal Payment Deficit exists, amounts shall be transferred to the Series 2009-1 Distribution Account as follows:

(i)                                     Series 2009-1 Reserve Account Withdrawal.  On each Payment Date on which the Principal Deficit Amount is greater than zero, the Administrator shall instruct the Trustee in writing prior to 12:00 noon (New York City time) on such Payment Date, in the case of a Principal Deficit Amount resulting from a Series 2009-1 Lease Payment Deficit, or prior to 12:00 noon (New York City time) on the second Business Day prior to such Payment Date, in the case of any other Principal Deficit Amount, to withdraw from the Series 2009-1 Reserve Account, an amount equal to the lesser of (x) such Principal Deficit Amount and (y) the Series 2009-1 Available Reserve Account Amount on such Payment Date (after giving effect to any withdrawals from the Series 2009-1 Reserve Account on such Payment Date pursuant to Section 3.3(c) of this Series Supplement), and deposit such withdrawal in the Series 2009-1 Distribution Account on such Payment Date.

(ii)                                  Principal Draws on Series 2009-1 Letters of Credit.  If the Administrator determines on any Payment Date that there exists a Series 2009-1 Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2009-1 Reserve Account in accordance with clause (i) of this Section 3.5(b), then the Administrator shall instruct the Trustee in writing to draw on the Series 2009-1 Letters of Credit, if any, in an amount equal to the least of (1) the excess of the Series 2009-1 Lease Principal Payment Deficit over the amount, if any, withdrawn from the Series 2009-1 Reserve Account in accordance with clause (i) of this Section 3.5(b), (2) the Series 2009-1 Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2009-1 Letters of Credit on such Payment Date pursuant to Section 3.3(d) of this Series Supplement) and (3) on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made under the HVF Lease, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2009-1 Reserve Account in accordance with clause (i) of this Section 3.5(b).  Upon receipt of a notice by the Trustee from the Administrator in respect of a Series 2009-1 Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2009-1 Letters of Credit by presenting to each Series 2009-1 Letter of Credit Provider a draft accompanied by a Series 2009-1 Certificate of Credit Demand and shall cause the

Series 2009-1 LOC Credit Disbursements to be deposited in the Series 2009-1 Distribution Account on such Payment Date; provided, however, that if the Series 2009-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2009-1 Cash Collateral Account and deposit in the Series 2009-1 Distribution Account an amount equal to the lesser of (x) the Series 2009-1 Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by the Administrator and (y) the Series 2009-1 Available Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2009-1 Letters of Credit.

(iii)                               Demand Note Draw.                                 If on any Determination Date, the Administrator determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to the withdrawal from the Series 2009-1 Reserve Account on such Payment Date pursuant to clause (i) of this Section 3.5(b) of this Series Supplement and any drawings on the Series 2009-1 Letters of Credit on such Payment Date pursuant to clause (ii) of this Section 3.5(b)) will be greater than zero, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, the Administrator shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit G-1 (each a “Demand Notice”) on Hertz for payment under the Series 2009-1 Demand Note in an amount equal to the lesser of (i) the Principal Deficit Amount less the amount to be deposited in the Series 2009-1 Distribution Account in accordance with clauses (i) and/or (ii) of this Section 3.5(b) of this Series Supplement and (ii) the principal amount of the Series 2009-1 Demand Note.  The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Payment Date, deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz.  The Trustee shall cause the proceeds of any demand on the Series 2009-1 Demand Note to be deposited into the Series 2009-1 Distribution Account, and such proceeds shall be treated as Principal Collections.

(iv)                              Letter of Credit Draw.  If (1) the Trustee shall have delivered a Demand Notice as provided in Section 3.5(b)(iii) of this Series Supplement and Hertz shall have failed to pay to the Trustee or deposit into the Series 2009-1 Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (2) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz or (3) there is a Preference Amount, the Trustee shall draw on the Series 2009-1 Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of (A) the amount that Hertz failed to pay under the Series 2009-1 Demand Note, the amount that the Trustee failed to demand for payment thereunder or the Preference Amount, as the case may be; and (B) the Series 2009-1 Letter of Credit Amount on such Business Day, by presenting to each Series 2009-1 Letter of Credit Provider a draft accompanied by a Series 2009-1 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2009-1 Certificate of Preference Payment Demand; provided, however that if the Series 2009-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2009-1 Cash Collateral Account and deposit in the Series 2009-1 Distribution Account an amount equal to the lesser of (x) the Series 2009-1 Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clause (A) and (B) above and (y) the Series 2009-1 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2009-1 Letters of Credit.  The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2009-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2009-1 Cash Collateral Account into the Series 2009-1 Distribution Account and such proceeds shall be treated as Principal Collections.

(c)                                  Legal Final Payment Dates.  The Series 2009-1 Principal Amount shall be due and payable on the Legal Final Payment Date.  In connection therewith:

(i)                                     Reserve Account Withdrawal.  If the amount to be deposited in the Series 2009-1 Distribution Account in accordance with Section 3.5(a) of this Series Supplement with respect to the Legal Final Payment Date together with any amounts to be deposited therein in accordance with Section 3.5(b) of this Series Supplement on the Legal Final Payment Date, in each case, to pay principal of the Series 2009-1 Notes, is less than the Series 2009-1 Principal Amount on the Legal Final Payment Date, prior to 10:30 a.m. (New York City time) on the second Business Day prior to the Legal Final Payment Date, the Administrator shall instruct the Trustee to withdraw from the Series 2009-1 Reserve Account, an amount equal to the lesser of (i) the Series 2009-1 Available Reserve Account Amount (after giving effect to any withdrawals from the Series 2009-1 Reserve Account pursuant to Section 3.3(c) and Section 3.5(b)(i) of this Series Supplement), and (ii) such insufficiency, and deposit such withdrawn amounts in the Series 2009-1 Distribution Account on the Legal Final Payment Date.  The Trustee shall withdraw such amounts from the Series 2009-1 Reserve Account and deposit such amounts in the Series 2009-1 Distribution Account on or prior to the Legal Final Payment Date.

(ii)                                  Demand Note Draw.  If the amount to be deposited in the Series 2009-1 Distribution Account pursuant to Section 3.5(a) of this Series Supplement together with any amounts to be deposited therein in accordance with Section 3.5(b) and Section 3.5(c)(i) of this Series Supplement on the Legal Final Payment Date is less than the Series 2009-1 Principal Amount, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Legal

Final Payment Date, the Administrator shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a Demand Notice to Hertz for payment under the Series 2009-1 Demand Note in an amount equal to the lesser of (i) such insufficiency and (ii) the principal amount of the Series 2009-1 Demand Note.  The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding the Legal Final Payment Date, deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz.  The Trustee shall cause the proceeds of any demand on the Series 2009-1 Demand Note to be deposited into the Series 2009-1 Distribution Account, and such proceeds shall be treated as Principal Collections for all purposes hereunder.

(iii)                               Letter of Credit Draw.  If (1) the Trustee shall have delivered a Demand Notice as provided in Section 3.5(c)(ii) of this Series Supplement and Hertz shall have failed to pay to the Trustee or deposit into the Series 2009-1 Distribution Account the amount specified in such Demand Notice referred to in Section 3.5(c)(ii) of this Series Supplement in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (2) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz or (3) there is a Preference Amount, the Trustee shall draw on the Series 2009-1 Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day an amount equal to the lesser of (A) the amount that Hertz failed to pay under the Series 2009-1 Demand Note (or the amount that the Trustee failed to demand for payment thereunder) or the Preference Amount, as the case may be; and (B) the Series 2009-1 Letter of Credit Amount on such Business Day, by presenting to each Series 2009-1 Letter of Credit Provider a draft accompanied by a Series 2009-1 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2009-1 Certificate of Preference Demand; provided, however that if the Series 2009-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2009-1 Cash Collateral Account and deposit in the Series 2009-1 Distribution Account an amount equal to the lesser of (x) the Series 2009-1 Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clause (A) and (B) above and (y) the Series 2009-1 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2009-1 Letters of Credit.  The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2009-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2009-1 Cash Collateral Account into the Series 2009-1 Distribution Account and such proceeds shall be treated as Principal Collections.

(d)                                 Distribution.  On each Payment Date occurring on or after the date a withdrawal is made pursuant to Section 3.5(a) of this Series Supplement and any amounts are deposited in the Series 2009-1 Distribution Account for the payment of principal of such Series 2009-1 Notes pursuant to Section 3.5(b) of this Series Supplement and/or Section 3.5(c) of this Series Supplement, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 2009-1 Noteholders the amount deposited in the Series 2009-1 Distribution Account for the payment of principal of the Series 2009-1 Notes held by such Series 2009-1 Noteholders pursuant to Section 3.5(a) of this Series Supplement and Section 3.5(e)(ii) or 3.5(e)(iii) of this Series Supplement, as applicable.  After the commencement of the Series 2009-1 Controlled Amortization Period or the Series 2009-1 Rapid Amortization Period and the payment in full of the Series 2009-1 Principal Amount, any remaining Principal Collections allocated to the Series 2009-1 Notes in accordance with Section 3.2(b) or (c) of this Series Supplement shall be withdrawn from the Series 2009-1 Collection Account and/or the Series 2009-1 Excess Collection Account and used to pay any remaining amounts payable by the Issuer pursuant to this Series Supplement or the Series 2009-1 Note Purchase Agreement in accordance with the priorities set forth in Sections 3.3(a) and (f) of this Series Supplement.

(e)                                  Decreases.  (i)  On any Business Day on which (a) a Mandatory Decrease pursuant to Section 2.2(a) of this Series Supplement shall be declared, the Trustee shall withdraw from the Series 2009-1 Excess Collection Account in accordance with the written instructions of the Administrator an amount equal to the lesser of (x) the funds then allocated to the Series 2009-1 Excess Collection Account and available for payment of such Mandatory Decrease pursuant to Section 3.2(f) of this Series Supplement and (y) the amount of such Mandatory Decrease, and distribute on a pro rata basis such amount to the Series 2009-1 Noteholders as a payment of principal of the Series 2009-1 Notes or (b) a Voluntary Decrease pursuant to Section 2.2(b) of this Series Supplement shall be declared, the Trustee shall distribute the amounts withdrawn from the Series 2009-1 Excess Collection Account (and available for payment of such Voluntary Decrease pursuant to Section 3.2(f) of this Series Supplement) and/or the Series 2009-1 Collection Account (and available in such account for payment of principal of the Series 2009-1 Notes) on (x) to any Terminated Purchaser up to such Terminated Purchaser’s Investor Group Principal Amount or (y) otherwise, on a pro rata basis to the Series 2009-1 Noteholders, in each case as a payment of principal of the Series 2009-1 Notes.

(ii)                                  On each Series 2009-1 Controlled Amortization Payment Date other than the Expected Final Payment Date, after giving effect to deposits in the Series 2009-1 Distribution Account pursuant to Sections 3.5(a) and 3.5(b) of this Series Supplement, the Trustee shall withdraw from the Series 2009-1 Distribution Account an amount equal to the lesser of (x) the funds on deposit in the Series 2009-1 Distribution Account and available for payment of principal of the Series 2009-1 Notes and (y) the Series 2009-1 Controlled Amortization Amount in respect of such Series 2009-1 Controlled Amortization Payment Date, and distribute such amount to the Series 2009-1 Noteholders on a pro rata basis as payment of principal of the Series 2009-1 Notes.

(iii)                               On the Expected Final Payment Date, after giving effect to deposits in the Series 2009-1 Distribution Account pursuant to Sections 3.5(a) and (b) of this Series Supplement, the Trustee shall withdraw from the Series 2009-1 Distribution Account an amount equal to the lesser of (x) the funds on deposit in the Series 2009-1 Distribution Account and available for payment of principal of the Series 2009-1 Notes and (y) the Series 2009-1 Principal Amount on such date, and distribute such amount to the Series 2009-1 Noteholders on a pro rata basis as payment of principal of the Series 2009-1 Notes until the Series 2009-1 Noteholders have been paid the Series 2009-1 Principal Amount in full.

Section 3.6.   Payment by Wire Transfer.  On each Payment Date, pursuant to Section 6.1 of the Base Indenture and Sections 3.4 and 3.5 hereof, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Section 3.4 or 3.5 of this Series Supplement to be paid by wire transfer of immediately available funds released from the Series 2009-1 Distribution Account no later than 4:30 p.m. (New York City time) for credit to the account designated by the Series 2009-1 Noteholders.

Section 3.7.   The Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment.  If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account or any Series 2009-1 Series Account required to be given by the Administrator, at the time specified in the Administration Agreement or any other Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Collection Account or such Series 2009-1 Series Account without such notice or instruction from the Administrator, provided that the Administrator, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.  When any payment or deposit hereunder or under any other Related Document is required to be made by the Trustee at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.  If the Administrator fails to give instructions to draw on any Series 2009-1 Letters of Credit with respect to a Class of Series 2009-1 Notes required to be given by the Administrator, at the time specified in this Series Supplement, the Trustee shall draw on such Series 2009-1 Letters of Credit with respect to such Class of Series 2009-1 Notes without such instruction from the Administrator, provided that the Administrator, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2009-1 Letter of Credit.

Section 3.8.   Series 2009-1 Reserve Account.

(a)                                 Establishment of Series 2009-1 Reserve Account.  HVF established and maintained, and shall continue to maintain, in the name of the Trustee for the benefit of the Series 2009-1 Noteholders an account (the “Series 2009-1 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-1 Noteholders.  The Series 2009-1 Reserve

Account shall be an Eligible Deposit Account.  If the Series 2009-1 Reserve Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2009-1 Reserve Account is no longer an Eligible Deposit Account, establish a new Series 2009-1 Reserve Account that is an Eligible Deposit Account.  If a new Series 2009-1 Reserve Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2009-1 Reserve Account into the new Series 2009-1 Reserve Account.  Initially, the Series 2009-1 Reserve Account will be established with the Trustee.

(b)                                 Administration of the Series 2009-1 Reserve Account.  HVF may instruct (by standing instructions or otherwise) the institution maintaining the Series 2009-1 Reserve Account to invest funds on deposit in the Series 2009-1 Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2009-1 Reserve Account), unless any Permitted Investment held in the Series 2009-1 Reserve Account is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2009-1 Reserve Account shall remain uninvested.

(c)                                  Earnings from Series 2009-1 Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2009-1 Reserve Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(d)                                 Series 2009-1 Reserve Account Constitutes Additional Collateral for Series 2009-1 Notes.  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2009-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2009-1 Reserve Account, including any security entitlement with respect to financial assets credited thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2009-1 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2009-1 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2009-1 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all Proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i)

through (vi) are referred to, collectively, as the “Series 2009-1 Reserve Account Collateral”).

(e)                                  Series 2009-1 Reserve Account Surplus.  In the event that the Series 2009-1 Reserve Account Surplus on any Payment Date is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator (with a copy to the Administrative Agent), shall withdraw from the Series 2009-1 Reserve Account an amount equal to the Series 2009-1 Reserve Account Surplus and pay such Series 2009-1 Reserve Account Surplus to HVF.

(f)                                   Termination of Series 2009-1 Reserve Account.  On or after the date on which the Series 2009-1 Notes are fully paid the Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2009-1 Reserve Account all remaining amounts on deposit therein and pay such amounts to HVF.

Section 3.9.   Series 2009-1 Letters of Credit and Series 2009-1 Cash Collateral Accounts.

(a)                                 Series 2009-1 Cash Collateral Account Constitutes Additional Collateral for Series 2009-1 Notes.  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2009-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2009-1 Cash Collateral Account, including any security entitlement with respect to financial assets credited thereto; (ii) all funds on deposit in the Series 2009-1 Cash Collateral Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2009-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2009-1 Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2009-1 Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all Proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2009-1 Cash Collateral Account Collateral”).

(b)                                 Series 2009-1 Letter of Credit Expiration Date. If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2009-1 Letter of Credit Expiration Date with respect to any Series 2009-1 Letter of Credit, excluding the amount available to be drawn under such Series 2009-1 Letter of Credit but taking into account each substitute Series 2009-1 Letter of Credit which has been obtained from a Series 2009-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (i) the Series 2009-1 Adjusted Enhancement Amount would be equal to or greater than the Series 2009-1 Required Enhancement Amount, (ii) the Series 2009-1 Adjusted Liquidity Amount would be equal to or greater than the Series 2009-1 Required Liquidity

Amount, or (iii) the Series 2009-1 Letter of Credit Liquidity Amount would be equal to or greater than the Series 2009-1 Demand Note Payment Amount, then the Administrator shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2009-1 Letter of Credit Expiration Date of such determination.  If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2009-1 Letter of Credit Expiration Date with respect to any Series 2009-1 Letter of Credit, excluding such Series 2009-1 Letter of Credit but taking into account any substitute Series 2009-1 Letter of Credit which has been obtained from a Series 2009-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (i)  the Series 2009-1 Adjusted Enhancement Amount would be less than the Series 2009-1 Required Enhancement Amount, (ii) the Series 2009-1 Adjusted Liquidity Amount would be less than the Series 2009-1 Required Liquidity Amount, or (iii) the Series 2009-1 Letter of Credit Liquidity Amount would be less than the Series 2009-1 Demand Note Payment Amount, then the Administrator shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2009-1 Letter of Credit Expiration Date of (x) the greatest of (A) the excess, if any, of the Series 2009-1 Required Enhancement Amount over the Series 2009-1 Adjusted Enhancement Amount, excluding such Series 2009-1 Letter of Credit but taking into account any substitute Series 2009-1 Letter of Credit which has been obtained from a Series 2009-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2009-1 Required Liquidity Amount over the Series 2009-1 Adjusted Liquidity Amount, excluding such Series 2009-1 Letter of Credit but taking into account each substitute Series 2009-1 Letter of Credit which has been obtained from a Series 2009-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2009-1 Demand Note Payment Amount over the Series 2009-1 Letter of Credit Liquidity Amount, excluding such Series 2009-1 Letter of Credit but taking into account each substitute Series 2009-1 Letter of Credit which has been obtained from a Series 2009-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on such expiring Series 2009-1 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on such Series 2009-1 Letter of Credit by presenting a draft accompanied by a Series 2009-1 Certificate of Termination Demand and shall cause the Series 2009-1 LOC Termination Disbursements to be deposited in the Series 2009-1 Cash Collateral Account.  If the Trustee does not receive the notice from the Administrator described above on or prior to the date that is fifteen (15) Business Days prior to each Series 2009-1 Letter of Credit Expiration Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day draw the full amount of such Series 2009-1 Letter of Credit by presenting a draft accompanied by a Series 2009-1 Certificate of Termination Demand and shall cause the Series 2009-1 LOC Termination Disbursements to be deposited in the applicable Series 2009-1 Cash Collateral Account.

(c)                                  Series 2009-1 Letter of Credit Providers.  The Administrator shall notify the Trustee and the Administrative Agent in writing within one Business Day of becoming aware that the short-term debt credit rating of any Series 2009-1 Letter of Credit Provider has fallen below “P-1” as determined by Moody’s or the long-term debt credit rating of any Series 2009-1 Letter of Credit Provider has fallen below “A1” as determined by Moody’s (with respect to any Series 2009-1 Letter of Credit Provider, a “Series 2009-1 Downgrade Event”).  On the thirtieth (30th) day after the occurrence of a Series 2009-1 Downgrade Event with respect to any Series 2009-1 Letter of Credit Provider, the Administrator shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2009-1 Required Enhancement Amount over the Series 2009-1 Adjusted Enhancement Amount, excluding the available amount under the Series 2009-1 Letter of Credit issued by such Series 2009-1 Letter of Credit Provider, on such date, (B) the excess, if any, of the Series 2009-1 Required Liquidity Amount over the Series 2009-1 Adjusted Liquidity Amount, excluding the available amount under such Series 2009-1 Letter of Credit, on such date, and (C) the excess, if any, of the Series 2009-1 Demand Note Payment Amount over the Series 2009-1 Letter of Credit Liquidity Amount, excluding the available amount under such Series 2009-1 Letter of Credit, on such date, and (ii) the amount available to be drawn on such Series 2009-1 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw on such Series 2009-1 Letter of Credit in an amount equal to the lesser of the amount in clause (i) or clause (ii) of the immediately preceding sentence on such Business Day by presenting a draft accompanied by a Series 2009-1 Certificate of Termination Demand and shall cause the Series 2009-1 LOC Termination Disbursement to be deposited in a Series 2009-1 Cash Collateral Account.

(d)                                 Reductions in Stated Amounts of the Series 2009-1 Letters of Credit.  If the Trustee receives a written notice from the Lessee, substantially in the form of Exhibit D, requesting a reduction in the stated amount of any Series 2009-1 Letter of Credit, the Trustee shall within two Business Days of the receipt of such notice deliver to the Series 2009-1 Letter of Credit Provider who issued such Series 2009-1 Letter of Credit a Series 2009-1 Notice of Reduction requesting a reduction in the stated amount of such Series 2009-1 Letter of Credit in the amount requested in such notice effective on the date set forth in such notice, provided that on such effective date, after giving effect to the requested reduction in the stated amount of such Series 2009-1 Letter of Credit, (i) the Series 2009-1 Adjusted Enhancement Amount will equal or exceed the Series 2009-1 Required Enhancement Amount, (ii) the Series 2009-1 Adjusted Liquidity Amount will equal or exceed the Series 2009-1 Required Liquidity Amount, and (iii) the Series 2009-1 Letter of Credit Liquidity Amount will equal or exceed the Series 2009-1 Demand Note Payment Amount.

(e)                                  Draws on the Series 2009-1 Letters of Credit.  If there is more than one Series 2009-1 Letter of Credit on the date of any draw on the Series 2009-1 Letters of Credit pursuant to the terms of this Series Supplement (other than pursuant to Sections 3.9(b) and (c) of this Series Supplement), the Administrator shall instruct the Trustee, in writing, to draw on each Series 2009-1 Letter of Credit in an amount equal to the Pro Rata Share of the Series 2009-1 Letter of Credit Provider issuing such Series 2009-1 Letter of Credit of the amount of such draw on the Series 2009-1 Letters of Credit.

(f)                                   Establishment of Series 2009-1 Cash Collateral Account.  On or prior to the date of any drawing under a Series 2009-1 Letter of Credit pursuant to Section 3.9(b) or (c) of this Series Supplement, HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2009-1 Noteholders, an account (the “Series 2009-1 Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-1 Noteholders.  The Series 2009-1 Cash Collateral Account shall be an Eligible Deposit Account.  If the Series 2009-1 Cash Collateral Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2009-1 Cash Collateral Account is no longer an Eligible Deposit Account, establish a new Series 2009-1 Cash Collateral Account that is an Eligible Deposit Account.  If a new Series 2009-1 Cash Collateral Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2009-1 Cash Collateral Account into the new Series 2009-1 Cash Collateral Account

(g)                                  Administration of the Series 2009-1 Cash Collateral Account.  HVF may instruct (by standing instructions or otherwise) the institution maintaining a Series 2009-1 Cash Collateral Account to invest funds on deposit in a Series 2009-1 Cash Collateral Account from time to time in Permitted Investments.  Any investment of funds on deposit in a Series 2009-1 Cash Collateral Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in a Series 2009-1 Cash Collateral Account), unless any Permitted Investment held in such Series 2009-1 Cash Collateral Account is held with the Trustee, in which case such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in a Series 2009-1 Cash Collateral Account shall remain uninvested.

(h)                                 Earnings from Series 2009-1 Cash Collateral Account.  All Series 2009-1 Cash Collateral Account Interest and Earnings shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(i)                                     Series 2009-1 Cash Collateral Account Surplus.  In the event that the Series 2009-1 Cash Collateral Account Surplus on any Payment Date is greater than zero, the Administrator may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of the Administrator (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 3.9(i), withdraw the amount specified by the Administrator from the Series 2009-1 Cash Collateral Account specified by the Administrator and apply such amount in accordance with the terms of this Section 3.9(i).  The amount of any such withdrawal from the Series 2009-1 Cash Collateral Account shall be limited to the least of (a) the Series 2009-1 Available Cash Collateral Account Amount on such Payment Date, (b) the Series 2009-1 Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2009-1 Letter of Credit Liquidity Amount on such Payment Date over the Series 2009-1 Demand Note Payment Amount on such Payment Date.  Any amounts withdrawn from the Series 2009-1 Cash Collateral Account pursuant to this Section 3.9(i) shall be paid:  first, to the Series 2009-1 Letter of Credit Providers, to the extent that there are unreimbursed Series 2009-1 Disbursements due and owing to such Series 2009-1 Letter of Credit Providers in respect of the Series 2009-1 Letters of Credit, for application in accordance with the provisions of the respective Series 2009-1 Letter of Credit Reimbursement Agreement, and second, to HVF any remaining amounts.

(j)                                    Termination of Series 2009-1 Cash Collateral Account.  Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts due and owing to the Series 2009-1 Noteholders and payable from the Series 2009-1 Cash Collateral Account as provided herein, shall withdraw from such Series 2009-1 Cash Collateral Account all amounts on deposit therein and shall pay such amounts, first, pro rata to the Series 2009-1 Letter of Credit Providers, to the extent that there are unreimbursed Series 2009-1 Disbursements due and owing to such Series 2009-1 Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2009-1 Letters of Credit, and second, to HVF any remaining amounts.

Section 3.10.   Series 2009-1 Distribution Account.

(a)                                 Establishment of Series 2009-1 Distribution Account.  The Trustee have established and maintained, and shall continue to maintain, in the name of the Trustee for the benefit of the Series 2009-1 Noteholders an account (the “Series 2009-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-1 Noteholders.  The Series 2009-1 Distribution Account shall be an Eligible Deposit Account.  If the Series 2009-1 Distribution Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2009-1 Distribution Account is no longer an Eligible Deposit Account, establish a new Series 2009-1 Distribution Account that is an Eligible Deposit Account.  If a new Series 2009-1 Distribution Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2009-1 Distribution Account into the new Series 2009-1 Distribution Account.  Initially, the Series 2009-1 Distribution Account will be established with the Trustee.

(b)                                 Administration of the Series 2009-1 Distribution Account.  The Administrator may instruct the institution maintaining the Series 2009-1 Distribution Account in writing to invest funds on deposit in the Series 2009-1 Distribution Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2009-1 Distribution Account), unless any Permitted Investment held in the Series 2009-1 Distribution Account is held with the Trustee, then such investment may mature on such Payment Date and such funds shall be available for withdrawal on or prior to such Payment Date.  All such Permitted Investments will be credited to the Series 2009-1 Distribution Account.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2009-1 Distribution Account shall remain uninvested.

(c)                                  Earnings from Series 2009-1 Distribution Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2009-1 Distribution Account shall be deemed to be on deposit and available for distribution unless previously distributed pursuant to the terms hereof.

(d)                                 Series 2009-1 Distribution Account Constitutes Additional Collateral for Series 2009-1 Notes.  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2009-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2009-1 Distribution Account, including any security entitlement with respect to financial assets credited thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2009-1 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2009-1 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2009-1 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all Proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2009-1 Distribution Account Collateral”).

Section 3.11.   Trustee as Securities Intermediary.

(a)                                 The Trustee or other Person holding the Series 2009-1 Collection Account, the Series 2009-1 Excess Collection Account, the Series 2009-1 Accrued Interest Account, the Series 2009-1 Reserve Account, the Series 2009-1 Cash Collateral Account or the Series 2009-1 Distribution Account (each a “Series 2009-1 Designated Account”) shall be the “securities intermediary” (as defined in Section 8-102 of the UCC in effect in the State of New York (the “New York UCC”) and a “bank” (as defined in Section 9-102 of the New York UCC), in such capacities, the “Securities Intermediary”).  If the Securities Intermediary in respect of any Series 2009-1 Designated Account is not the Trustee, HVF shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 3.11.

(b)                                 The Securities Intermediary agrees that:

(i)                                     The Series 2009-1 Designated Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC will be credited;

(ii)                                  All securities or other property underlying any Financial Assets credited to any Series 2009-1 Designated Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2009-1 Designated Account be registered in the name of HVF, payable to the order of HVF or specially endorsed to HVF;

(iii)                               All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2009-1 Designated Account;

(iv)                              Each item of property (whether investment property, security, instrument or cash) credited to a Series 2009-1 Designated Account shall be treated as a Financial Asset;

(v)                                 If at any time the Securities Intermediary shall receive any order from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2009-1 Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by HVF or the Administrator;

(vi)                              The Series 2009-1 Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement.  For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction and the Series 2009-1 Designated Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(vii)                           The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2009-1 Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with HVF purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3.11(b)(v) of this Series Supplement; and

(viii)                        Except for the claims and interest of the Trustee and HVF in the Series 2009-1 Designated Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2009-1 Designated Accounts or in any Financial Asset credited thereto.  If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2009-1 Designated Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Administrator and HVF thereof.

(c)                                  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2009-1 Designated Accounts and in all Proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2009-1 Designated Accounts.

Section 3.12.   Series 2009-1 Interest Rate Caps.

(a)                                 On the date hereof, HVF will acquire Series 2009-1 Interest Rate Caps from Eligible Interest Rate Cap Providers with the aggregate notional amount of such Series 2009-1 Interest Rate Caps equal to the Series 2009-1 Maximum Principal Amount as of such date. The aggregate notional amount of all Series 2009-1 Interest Rate Caps may be reduced to the extent that the Series 2009-1 Maximum Principal Amount is reduced but shall not at any time be less than the Series 2009-1 Maximum Principal Amount at such time.  HVF shall acquire one or more additional Series 2009-1 Interest Rate Caps in connection with any increase of the Series 2009-1 Maximum Principal Amount such that the aggregate notional amounts of all Series 2009-1 Interest Rate Caps shall equal the Series 2009-1 Maximum Principal Amount after giving effect to such increase. The strike rate of each Series 2009-1 Interest Rate Cap shall not be greater than 2%.  Each Series 2009-1 Interest Rate Cap shall have a term of at least until the Legal Final Payment Date.  HVF shall satisfy the Series 2009-1 Rating Agency Condition in connection with its acquisition of any Series 2009-1 Interest Rate Cap or replacement thereof.

(b)                                 If, at any time, an Interest Rate Cap Provider (and, if the present and future obligations of an Interest Rate Cap Provider under its Series 2009-1 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Rating Agencies and satisfying the other requirements set forth in the related Series 2009-1 Interest Rate Cap), the related guarantor) fails to satisfy the Moody’s First Trigger Required Ratings, then the Interest Rate Cap Provider will be required, pursuant to the terms of the Series 2009-1 Interest Rate Cap, at the Interest Rate Cap Provider’s expense, to post and maintain collateral pursuant to a credit support annex entered into in connection with the Series 2009-1 Interest Rate Cap (the “Credit Support Annex”).

(c)                                  If, at any time, an Interest Rate Cap Provider is not an Eligible Interest Rate Cap Provider, then such Interest Rate Cap Provider will be required, pursuant to the terms of the Series 2009-1 Interest Rate Cap, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as the Series 2009-1 Interest Rate Cap (or with such modifications as are acceptable to the Rating Agencies) from an Eligible Interest Rate Cap Provider and, simultaneously with such replacement, HVF shall terminate the Series 2009-1 Interest Rate Cap being replaced; provided that no termination of the Series 2009-1 Interest Rate Cap shall occur until HVF has entered into a replacement Series 2009-1 Interest Rate Cap. Each Series 2009-1 Interest Rate Cap must provide that if the Interest Rate Cap Provider is required to obtain a replacement as described in the preceding sentence and such replacement is not obtained within the period specified in the Series 2009-1 Interest Rate Cap, then the Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, collateralize its obligations under such Series 2009-1 Interest Rate Cap in an amount determined pursuant to the Credit Support Annex.  If HVF is unable to cause such Interest Rate Cap Provider to take any of the actions described in this Section 3.12(c) after making commercially reasonable efforts, HVF will obtain a replacement Series 2009-1 Interest Rate Cap at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF (in which event, such amount will be considered Indenture Carrying Charges and paid solely from Interest Collections available pursuant to Section 3.3(f) of this Series Supplement).

(d)                                 Each Series 2009-1 Noteholder by its acceptance of a Series 2009-1 Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2009-1 Interest Rate Cap, (B) does not constitute collateral for the Series 2009-1 Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2009-1 Notes, HVF has pledged each Series 2009-1 Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2009-1 Notes), and (C) will in no event be available to satisfy any obligations of HVF hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2009-1 Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2009-1 Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider.

(e)                                  HVF shall require all proceeds of each Series 2009-1 Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Collection Account, and the Trustee shall allocate all such proceeds to the Series 2009-1 Accrued Interest Account in accordance with Section 3.2 of this Series Supplement.

(f)                                   To secure payment of the Note Obligations with respect to the Series 2009-1 Notes, HVF hereby grants a security interest in, and assigns, pledges,

grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-1 Noteholders, all of HVF’s right, title and interest, whether now or hereafter existing or acquired, in the Series 2009-1 Interest Rate Caps and all proceeds thereof.

Section 3.13.   Series 2009-1 Demand Note Constitutes Additional Collateral for Series 2009-1 Notes.

(a)                                 In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2009-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2009-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) each Series 2009-1 Demand Note; (ii) all certificates and instruments, if any, representing or evidencing each Series 2009-1 Demand Note; and (iii) all Proceeds of any and all of the foregoing, including cash.  The Trustee, for the benefit of the Series 2009-1 Noteholders, shall be the only Person authorized to make a demand for payment on any Series 2009-1 Demand Note.

(b)                                 Other than pursuant to a payment made upon a demand thereon by the Trustee pursuant to Section 3.5(b) or (c) of this Series Supplement, HVF shall not reduce the amount of any Series 2009-1 Demand Note or forgive amounts payable thereunder so that the aggregate outstanding principal amount of the Series 2009-1 Demand Notes after such forgiveness or reduction is less than the greater of (i) the Series 2009-1 Letter of Credit Liquidity Amount and (ii) an amount equal to 0.50% of the Series 2009-1 Principal Amount.  Other than in connection with a reduction or forgiveness in accordance with the first sentence of this Section 3.13(b), or an increase in the stated amount of the Series 2009-1 Demand Note, HVF shall not agree to any amendment of any Series 2009-1 Demand Note without first obtaining the prior written consent of the Required Noteholders.

ARTICLE IV

AMORTIZATION EVENTS

In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 2009-1 Notes and shall constitute the Amortization Events set forth in Section 9.1(j) of the Base Indenture with respect to the Series 2009-1 Notes:

(a)                                 HVF defaults in the payment of any interest on, or other amount payable in respect of, the Series 2009-1 Notes (other than the payments described in clauses (b), (e) and (f) below) when the same becomes due and payable and such default continues for a period of three (3) Business Days;

(b)                                 HVF defaults in the payment of any principal of the Series 2009-1 Notes when the same becomes due and payable on the applicable Legal Final Payment Date;

(c)                                  a Series 2009-1 Enhancement Deficiency shall exist and continue to exist for at least three (3) Business Days;

(d)                                 a Series 2009-1 Liquidity Deficiency shall exist and continue to exist for at least three (3) Business Days;

(e)                                  all principal of and interest on the Series 2009-1 Notes is not paid in full on or before the Expected Final Payment Date;

(f)                                   the Series 2009-1 Controlled Amortization Amount required to be paid in respect of any Series 2009-1 Controlled Amortization Payment Date is not paid on such Series 2009-1 Controlled Amortization Payment Date and, other than with respect to the final Series 2009-1 Controlled Amortization Payment Date, such failure continues for a period of three (3) Business Days;

(g)                                  the Series 2009-1 Asset Amount shall be less than the Series 2009-1 Required Asset Amount for at least three (3) Business Days;

(h)                                 the Principal Deficit Amount shall be greater than zero;

(i)                                     the Collection Account, any Collateral Account, any Series 2009-1 Series Account, the Series 2009-1 Distribution Account or any HVF Exchange Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) and 30 days shall have elapsed without such Lien having been released or discharged;

(j)                                    (A) the Series 2009-1 Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) for a period of at least three (3) Business Days or (B) the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2009-1 Reserve Account Collateral (or any of the Lessee, HVF or any Affiliate of either so asserts in writing) and, in each case, either (x) a Series 2009-1 Enhancement Deficiency would result from excluding the Series 2009-1 Available Reserve Account Amount from the Series 2009-1 Enhancement Amount or (y) the Series 2009-1 Adjusted Liquidity Amount, excluding therefrom the Series 2009-1 Available Reserve Account Amount, would be less than the Series 2009-1 Required Liquidity Amount;

(k)                                 from and after the funding of the Series 2009-1 Cash Collateral Account, (A) the Series 2009-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) for a period of at least three (3) Business Days or (B) the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2009-1 Cash Collateral Account Collateral (or any of the Lessee, HVF or any Affiliate of either so asserts in writing) and, in each case, either (x) a Series 2009-1 Enhancement Deficiency would result from excluding the Series 2009-1 Available Cash Collateral Account Amount from the Series 2009-1 Enhancement Amount or (y) the Series 2009-1 Adjusted Liquidity Amount, excluding therefrom the Series 2009-1 Available Cash Collateral Account Amount, would be less than the Series 2009-1 Required Liquidity Amount;

(l)                                     a Change of Control shall have occurred;

(m)                             HVF shall fail to acquire and maintain in force one or more Series 2009-1 Interest Rate Caps at the times and in the notional amounts required by the terms of Section 3.12 of this Series Supplement and such failure continues for at least 3 Business Days;

(n)                                 the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2009-1 Collateral (other than the Series 2009-1 Reserve Account Collateral and the Series 2009-1 Cash Collateral Account Collateral) or any of the Lessee, HVF or any Affiliate of either so asserts in writing;

(o)                                 the occurrence of a Servicer Event of Default;

(p)                                 the occurrence of a Servicer Default or an Administrator Default;

(q)                                 [Reserved];

(r)                                    HVF fails to comply with any of its other agreements or covenants (other than any agreements or covenants relating solely to one or more Segregated Series of Notes) in the Series 2009-1 Notes, the Indenture, this Series Supplement or any other Related Document (other than any Related Document relating solely to one or more Segregated Series of Notes) and the failure to so comply materially and adversely affects the interests of the Series 2009-1 Noteholders and continues to materially and adversely affect the interests of the Series 2009-1 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which HVF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF by the Trustee or to HVF and the Trustee by the Administrative Agent;

(s)                                   any representation (other than any representation relating solely to one or more Segregated Series of Notes) made by HVF in the Indenture, this Series Supplement or any other Related Document (other than any Related Document relating solely to one or more Segregated Series of Notes) is false and such false representation materially and adversely affects the interests of the Series 2009-1 Noteholders and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which HVF obtains knowledge thereof or (ii) the date that written notice thereof is given to HVF by the Trustee or to HVF and the Trustee by the Administrative Agent;

(t)                                    the Administrator fails to comply with any of its other agreements or covenants (other than any agreements or covenants relating solely to one or more Segregated Series of Notes) in any Related Document (other than any Related Document relating solely to a Segregated Series of Notes) or any representation made by the Administrator in any Related Document (other than any Related Document relating solely to one or more Segregated Series of Notes) is false and the failure to so comply or such false representation, as the case may be, materially and adversely affects the interests of the Series 2009-1 Noteholders and continues to materially and adversely affect the interests of the Series 2009-1 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which the Administrator obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrator by the Trustee or to the Administrator and the Trustee by the Administrative Agent;

(u)                                 HVF or the Administrator shall fail to comply with Section 8.01(b) of the Series 2009-1 Note Purchase Agreement (provided that, if the Series 2009-1 Noteholders are not materially and adversely affected by such failure, such failure must continue for a period of five (5) Business Days after the earlier of (i) the date on which HVF or the Administrator obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF or the Administrator, as applicable, by the Trustee or to HVF or the Administrator, as applicable, and the Trustee by the Administrative Agent before such failure shall constitute an Amortization Event);

(v)                                 (I) HVF or the Administrator shall fail to comply with their respective obligations under the Back-Up Administration Agreement in any material respect and the failure to so comply materially and adversely affects the interests of the Series 2009-1 Noteholders and continues to materially and adversely affect the interests of the Series 2009-1 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which HVF or the Administrator, as applicable, obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF and the Administrator by the Trustee or to HVF, the Administrator and the Trustee by the Administrative Agent or (II) the Back-Up Administration Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable in accordance with its terms for a period of thirty (30) days after the earlier of (i) the date on which HVF or the Administrator, as applicable, obtains knowledge thereof or (ii) the date on which written notice of thereof shall have been given to HVF and the Administrator by the Trustee or to HVF, the Administrator and the Trustee by the Administrative Agent (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of the Back-Up Administration Agreement or any portion thereof by HVF or the Administrator, in which case such thirty (30) day grace period shall not apply); or

(w)                               (I) the Administrator, in its capacity as Servicer, shall fail to comply with its obligations under the Back-Up Disposition Agreement in any material respect and the failure to so comply materially and adversely affects the interests of the Series 2009-1 Noteholders and continues to materially and adversely affect the interests of the Series 2009-1 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which the Administrator or HVF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrator and HVF by the Trustee or to the Administrator, HVF and the Trustee by the Administrative Agent or (II) the Back-Up Disposition Agent Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable in accordance with its terms for a period of thirty (30) days after the earlier of (i) the date on which HVF or the Administrator, as applicable, obtains knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF and the Administrator by the Trustee or to HVF, the Administrator and the Trustee by the

Administrative Agent (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of the Back-Up Disposition Agreement or any portion thereof by the Administrator, in its capacity as Servicer, in which case such thirty (30) day grace period shall not apply).

In the case of

(i)                                     any event described in clauses (a) through (n) above, an Amortization Event with respect to the Series 2009-1 Notes will immediately occur without any notice or other action on the part of the Trustee or any Series 2009-1 Noteholder or

(ii)                                  any event described in clauses (o) through (w) above, so long as such event is continuing, either the Trustee may, by written notice to HVF or the Required Noteholders with respect to the Series 2009-1 Notes may, by written notice to HVF and the Trustee declare that an Amortization Event with respect to the Series 2009-1 Notes has occurred as of the date of the notice.

An Amortization Event with respect to the Series 2009-1 Notes described in clauses (a) through (l), (n) through (q), (r) (with respect to any agreement, covenant or provision in the Series 2009-1 Notes, the Indenture, this Series Supplement or any other Related Document the amendment or modification of which requires the consent of Series 2009-1 Noteholders holding more than 66 2/3% of the Series 2009-1 Principal Amount or which otherwise prohibits HVF from taking any action without the consent of Series 2009-1 Noteholders holding more than 66 2/3 of the Series 2009-1 Principal Amount), (t), (u), (v) and (w) above may be waived solely with the written consent of Series 2009-1 Noteholders holding 100% of the Series 2009-1 Principal Amount.  An Amortization Event with respect to the Series 2009-1 Notes described in clauses (m), (r) (other than with respect to any agreement, covenant or provision in the Series 2009-1 Notes, the Indenture, this Series Supplement or any other Related Document the amendment or modification of which requires the consent of Series 2009-1 Noteholders holding more than 66 2/3% of the Series 2009-1 Principal Amount or which otherwise prohibits HVF from taking any action without the consent of Series 2009-1 Noteholders holding more than 66 2/3% of the Series 2009-1 Principal Amount) and (s) may be waived in accordance with Section 9.4 of the Base Indenture.  In the event of a waiver of any Amortization Event described above, the Trustee shall provide notification thereof to each Rating Agency.

Notwithstanding anything herein to the contrary, an Amortization Event with respect to the Series 2009-1 Notes described in clause (n) above shall be curable at any time.

ARTICLE V

FORM OF SERIES 2009-1 NOTES

Section 5.1.   Issuance of Series 2009-1 NotesThe Series 2009-1 Notes were issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto, and were sold to the Series 2009-1 Noteholders pursuant to and in accordance with the Prior Series 2009-1 Note Purchase Agreement and were duly executed by HVF and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  Other than in accordance with this Series Supplement and the Series 2009-1 Note Purchase Agreement, the Series 2009-1 Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2009-1 Noteholders.  The initial Series 2009-1 Notes issued on the Series 2009-1 Closing Date bore a face amount equal to the Series 2009-1 Maximum Principal Amount as of the Series 2009-1 Closing Date, and were initially issued in a principal amount equal to the Series 2009-1 Initial Principal Amount.  Additional Series 2009-1 Notes (“Additional Series 2009-1 Notes”) may be issued subsequent to the Series 2009-1 Closing Date in accordance with Section 2.1 hereof in connection with the addition of an Additional Investor Group pursuant to Section 9.16(a) of the Series 2009-1 Note Purchase Agreement or in connection with the effectuation of an Investor Group Maximum Principal Increase pursuant to Section 9.16(b) of the Series 2009-1 Note Purchase Agreement.   Additional Series 2009-1 Notes issued in connection with (x) the addition of an Additional Investor Group shall bear a face amount equal to up to the Maximum Investor Group Principal Amount with respect to the related Additional Investor Group and shall initially be issued in a principal amount equal to the Additional Investor Group Initial Principal Amount with respect to such Additional Investor Group and (y) an Investor Group Maximum Principal Increase shall bear a face amount equal to up to the Maximum Investor Group Principal Amount with respect to the related Investor Group (immediately after giving effect to such Investor Group Maximum Principal Increase) and shall initially be issued in a principal amount equal to the Investor Group Principal Amount for such Investor Group (immediately after giving effect to such Investor Group Maximum Principal Increase); provided, that in the case of (y) above, no such Additional Series 2009-1 Note shall be delivered to the applicable Investor Group until such Investor Group’s previous Series 2009-1 has been delivered to the Registrar for cancellation.  Upon the issuance of any Additional Series 2009-1 Notes, the Series 2009-1 Maximum Principal Amount shall be increased by an amount equal to (x) in connection with the addition of an Additional Investor Group, the Maximum Investor Group Principal Amount with respect to such Additional Investor Group or (y) in connection with an Investor Group Maximum Principal Increase, the amount by which the Maximum Investor Group Principal Amount with respect to such Investor Group was increased pursuant to such Investor Group Maximum Principal Increase.  The Trustee shall, or shall cause the Registrar, to record any Increases, Decreases or additional issuances with respect to the Series 2009-1 Principal Amount such that the principal amount of the Series 2009-1 Notes that are outstanding accurately reflects all such Increases, Decreases and additional issuances.

The Series 2009-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2009-1 Notes, as evidenced by their execution of the Series 2009-1 Notes.  The Series 2009-1 Notes may be produced in any manner, all as determined by the officers executing such Series 2009-1 Notes, as evidenced by their execution of such Series 2009-1 Notes. The initial sale of the Series

2009-1 Notes is limited to Persons who have executed the Series 2009-1 Note Purchase Agreement.  The sale of Additional Series 2009-1 Notes shall be limited to Persons who become a party to the Series 2009-1 Note Purchase Agreement in accordance with Section 9.16(a) thereof and Persons who increase their Maximum Investor Group Principal Amount pursuant to an Investor Group Maximum Principal Increase, in each case in accordance with Section 9.16(b) thereof.

Section 5.2.   Transfer of Series 2009-1 Notes.

(a)                                 Subject to the terms of the Indenture and the Series 2009-1 Note Purchase Agreement, the holder of any Series 2009-1 Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2009-1 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5(a) of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E hereto; provided, that if the holder of any Series 2009-1 Note transfers, in whole or in part, its interest in any Series 2009-1 Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Series 2009-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2009-1 Note Purchase Agreement, then such Series 2009-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit E hereto upon transfer of its interest in such Series 2009-1 Note.  In exchange for any Series 2009-1 Note properly presented for transfer, HVF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2009-1 Notes for the same aggregate principal amount as was transferred.  In the case of the transfer of any Series 2009-1 Note in part, HVF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2009-1 Notes for the aggregate principal amount that was not transferred.  No transfer of any Series 2009-1 Note shall be made unless the request for such transfer is made by the Series 2009-1 Noteholder at such office.  Neither HVF nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of transferred Series 2009-1 Notes, the Trustee shall recognize the Holders of such Series 2009-1 Note as Series 2009-1 Noteholders.

(b)                                 Each Series 2009-1 Note shall bear the following legend:

THIS SERIES 2009-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HVF THAT SUCH SERIES 2009-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT

WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2009-1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

The required legends set forth above shall not be removed from the Series 2009-1 Notes except as provided herein.

ARTICLE VI

GENERAL

Section 6.1.   Optional Redemption of Series 2009-1 Notes The Series 2009-1 Notes shall be subject to repurchase (in whole) by HVF at its option, upon three (3) Business Days’ prior written notice to the Trustee, in accordance with Section 6.1 of the Base Indenture at any time.  The repurchase price for any Series 2009-1 Note (in each case, the “Series 2009-1 Repurchase Amount”) shall equal the sum of (a) the aggregate outstanding principal balance of such Series 2009-1 Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 6.1), plus (b) (i) with respect to the portion of such principal balance which was funded with Series 2009-1 Commercial Paper issued at a discount, all accrued and unpaid discount on such Series 2009-1 Commercial Paper from the issuance date(s) thereof to the date of purchase under this Section 6.1 and the aggregate discount to accrue on such Series 2009-1 Commercial Paper from the date of purchase under this Section 6.1 to the maturity date of such Series 2009-1 Commercial Paper, or (ii) with respect to the portion of such principal balance which was funded with Series 2009-1 Commercial Paper that was not issued at a discount, all accrued and unpaid interest on such Series 2009-1 Commercial Paper from the issuance date(s) thereof to the date of purchase under this Section 6.1 (and any breakage costs associated with the prepayment of such interest-bearing Series 2009-1 Commercial Paper), or (iii) with respect to the portion of such principal balance which was funded other than with Series 2009-1 Commercial Paper, all accrued and unpaid interest on such principal balance through the date of purchase under this Section 6.1, plus (c) any other amounts then due and payable to the holders of such Series 2009-1 Notes pursuant hereto and pursuant to the Series 2009-1 Note Purchase Agreement.

Section 6.2.   Information On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVF shall cause the Administrator to furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2009-1 Notes, in a Microsoft Excel electronic file (or similar electronic file) substantially in the form of Exhibit F, setting forth, inter alia, the following information, provided, however, that the Monthly Noteholders’ Statement for the October 2012 Payment Date shall be prepared in accordance with the Section 6.2 of the Prior Series 2009-1 Supplement:

(i)                                     the total amount available to be distributed to Series 2009-1 Noteholders on such Payment Date;

(ii)                                  the amount of such distribution allocable to the payment of principal of the Series 2009-1 Notes;

(iii)                               the amount of such distribution allocable to the payment of interest on the Series 2009-1 Notes;

(iv)                              the Series 2009-1 Controlled Amortization Amount, if any, for the related Series 2009-1 Controlled Amortization Payment Date;

(v)                                 the Series 2009-1 Invested Percentage with respect to Interest Collections and with respect to Principal Collections for the period from and including the second Determination Date preceding such Payment Date to but excluding the Determination Date immediately preceding such Payment Date;

(vi)                              the Series 2009-1 Enhancement Amount, the Series 2009-1 Adjusted Enhancement Amount, the Series 2009-1 Liquidity Amount, the Series 2009-1 Adjusted Liquidity Amount, in each case, as of the close of business on the last day of the Related Month;

(vii)                           whether, to the knowledge of the Administrator, any Lien exists on any of the Collateral (other than Permitted Liens);

(viii)                        whether, to the knowledge of the Administrator, any Operating Lease Event of Default has occurred;

(ix)                              whether, to the knowledge of the Administrator, any Amortization Event or Potential Amortization Event with respect to the Series 2009-1 Notes has occurred;

(x)                                 the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, as of the close of business on the last day of the Related Month;

(xi)                              the Bankrupt Manufacturer Vehicle Amount, the Bankrupt Manufacturer Vehicle Percentage, the Capped Category 2 Manufacturer Program Vehicle Percentage, the Category 1 Manufacturer Eligible Program Vehicle Amount, the Category 1 Manufacturer Eligible Program Vehicle Percentage, the Category 1 Manufacturer Non-Eligible Program Vehicle Amount, the Category 1 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Eligible Program Vehicle Amount, the Category 2 Manufacturer Eligible Program Vehicle Percentage, the Category 2 Manufacturer Non-Eligible Program Vehicle Amount, the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Program Vehicle Percentage, the Category 3 Manufacturer Vehicle Amount, the Manufacturer Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Vehicle Amount, the Non-Eligible Vehicle Amount, the Non-Investment Grade Manufacturer Program Vehicle Amount, the Non- Program Vehicle Amount, the Non-Program Vehicle Percentage and the Standard & Poor’s Ineligible Receivable Manufacturer Receivable Amount as of the close of business on the last day of the Related Month;

(xii)                           the Non-Eligible Manufacturer Amount as of the close of business on the last day of the Related Month;

(xiii)                        the Series 2009-1 Highest Enhancement Percentage, the Series 2009-1 Intermediate Enhancement Percentage, the Series 2009-1 Lowest Enhancement Percentage, the Series 2009-1 Intermediate Enhancement Vehicle Percentage, the Series 2009-1 Required Enhancement Percentage, the Series 2009-1 Standard & Poor’s Enhancement Amount, the Series 2009-1 Standard & Poor’s Enhancement Percentage, the Series 2009-1 Standard & Poor’s Additional Incremental Enhancement Amount and the Series 2009-1 Standard & Poor’s Additional Enhancement Amount as of the close of business on the last day of the Related Month and the Market Value Average and Non-Program Vehicle Measurement Month Average and all calculations related thereto;

(xiv)                       the Series 2009-1 Manufacturer Amounts as of the close of business on the last day of the Related Month;

(xv)                          the Series 2009-1 Required Incremental Enhancement Amount, if any, as of the close of business on the last day of the Related Month;

(xvi)                       the Series 2009-1 Required Liquidity Amount, if any, as of the close of business on the last day of the Related Month, and whether a Series 2009-1 Liquidity Deficiency with respect to any Class of Series 2009-1 Notes existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month;

(xvii)                    the Series 2009-1 Required Enhancement Amount as of the close of business on the last day of the Related Month, and whether a Series 2009-1 Enhancement Deficiency with respect to any Class of Series 2009-1 Notes existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month;

(xviii)                 the Series 2009-1 Required Overcollateralization Amount, the Series 2009-1 Overcollateralization Amount and the Series 2009-1 Required Asset Amount, in each case, as of the close of business on the last day of the Related Month;

(xix)                       the Series 2009-1 Required Reserve Account Amount and the Series 2009-1 Available Reserve Account Amount, in each case, as of the close of business on the last day of the Related Month;

(xx)                          the percentage, Manufacturer Eligible Program Vehicle Amount and rating of the related Manufacturer of all HVF Vehicles, with respect to each Manufacturer including such information grouped according to whether each such Manufacturer is a Category 1 Manufacturer, a Category 2 Manufacturer, a Category 3 Manufacturer or a Standard & Poor’s Ineligible Receivable Manufacturer, as of the close of business on the last day of the Related Month which were Eligible Program Vehicles manufactured by such Manufacturer;

(xxi)                       the percentage, Manufacturer Non-Eligible Program Vehicle Amount and rating of the related Manufacturer of all HVF Vehicles, with respect to each Manufacturer which is not an Eligible Program Manufacturer, as of the close of business on the last day of the Related Month which were Program Vehicles manufactured by such Manufacturer;

(xxii)                    the percentage, Manufacturer Non-Eligible Vehicle Amount and rating of the related Manufacturer of all HVF Vehicles, with respect to each Manufacturer, as of the close of business on the last day of the Related Month that were Non-Program Vehicles manufactured by such Manufacturer;

(xxiii)                 the Series 2009-1 Letter of Credit Liquidity Amount, the Series 2009-1 Demand Note Payment Amount and the Series 2009-1 Letter of Credit Amount, in each case, as of the close of business on the last day of the Related Month; and

(xxiv)                the Series 2009-1 Principal Amount and the Series 2009-1 Adjusted Principal Amount, in each case, as of such Payment Date.

The Trustee shall provide to the Series 2009-1 Noteholders, or their designated agent, copies of each Monthly Noteholders’ Statement.

Section 6.3.   Exhibits.  The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A:                                                                 Series 2009-1 Variable Funding Rental Car Asset Backed Notes

Exhibit B:                                                                 Form of Series 2009-1 Letter of Credit

Exhibit C:                                                                 Form of Lease Payment Deficit Notice

Exhibit D:                                                                 Form of Series 2009-1 Letter of Credit Reduction Notice

Exhibit E:                                                                  Form of Purchaser’s Letter

Exhibit F:                                                                   Form of Monthly Noteholders’ Statement

Exhibit G-1:                                                      Form of Demand Notice

Exhibit G-2:                                                      Form of Series 2009-1 Demand Note

Exhibit H:                                                                Form of Estimated Interest Adjustment Notice

Exhibit I:                                                                     Maximum Manufacturer Amounts

Exhibit J:                                                                     Additional UCC Representations

Section 6.4.   Ratification of Base Indenture.  As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 6.5.   Notice to the Rating Agencies.  The Trustee shall provide to each Funding Agent and each Rating Agency a copy of each notice to the Series 2009-1 Noteholders, Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Related Document (other than any Related Document relating solely to any Segregated Series of Notes).  Each such Opinion of Counsel to be delivered to each Funding Agent shall be addressed to each Funding Agent, shall be from counsel reasonably acceptable to each Funding Agent and shall be in form and substance reasonably acceptable to each Funding Agent.  The Trustee shall provide notice to each Rating Agency of any consent by the Series 2009-1 Noteholders to the waiver of the occurrence of any Limited Liquidation Event of Default.  All such notices, opinions, certificates or other items to be delivered to the Funding Agents shall be forwarded, simultaneously, to the address of each Funding Agent set forth in the Series 2009-1 Note Purchase Agreement.  In the event that the Annualized Financing Cost, calculated with respect to the amounts payable in any Series 2009-1 Interest Period, exceeds 10%, HVF shall provide Moody’s with notice of such event.

Section 6.6.   Third Party Beneficiary.  The Administrative Agent is an express third party beneficiary of (i) the Base Indenture and (ii) this Series Supplement.

Section 6.7.   Counterparts.  This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 6.8.   Governing Law.  This Series Supplement shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

Section 6.9.   Amendments.  This Series Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture and subject to satisfaction of the Series 2009-1 Rating Agency Condition, provided that if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Series Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Required Noteholders with respect to the Series 2009-1 Notes; provided, further, that, any amendment or other modification to this Series Supplement or any of the Related Documents that would extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Series 2009-1 Notes (or reduce the principal amount of or rate of interest on the Series 2009-1 Notes), alter any provisions (including any relevant definitions) relating to the pro rata treatment of payments to the Series 2009-1 Noteholders, the Conduit Investors and the Committed Note Purchasers, amend or modify this Section 6.9 or otherwise amend or modify any provision relating to the amendment or modification of this Series Supplement, or, pursuant to the Related Documents, would require the consent of 100% of the Series 2009-1 Noteholders or each Series 2009-1 Noteholder affected by such amendment or modification, shall require the prior written consent of each Conduit Investor and Committed Note Purchaser or each Conduit Investor and each Committed Note Purchaser affected thereby, as applicable; provided, further, that, if the Series 2009-1 Notes are downgraded below “A2” by Moody’s, each Series 2009-1 Noteholder, each Conduit Investor and each Committed Note Purchaser shall be deemed to have consented to any such amendment or modification required by the Rating Agencies to restore such “A2” rating.

Section 6.10.   Covenant Regarding Affiliate Issuers.  HVF shall not issue or sell Notes of any Series of Notes to an Affiliate Issuer unless, in connection with such issuance or sale, such Affiliate Issuer has assigned all voting, consent and control rights associated with such Notes to Persons that are not Affiliates of HVF.

Section 6.11.   Termination of Series Supplement.  This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2009-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2009-1 Notes which have been replaced or paid) to the Trustee for cancellation, (ii) HVF has paid all sums payable hereunder and (iii) the Series 2009-1 Demand Note Payment Amount is equal to zero or the Series 2009-1 Letter of Credit Liquidity Amount is equal to zero.

Section 6.12.   Discharge of Indenture.  Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 6.12 of this Series Supplement, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture shall be effective as to the Series 2009-1 Notes without the consent of the Required Noteholders with respect to the Series 2009-1 Notes.Section 6.13.   Additional UCC Representations Without limiting any other representation or warranty given by HVF in the Base Indenture or the HVF Lease, HVF hereby makes the representations and warranties set forth in Exhibit J hereto for the benefit of the Trustee and the Series 2009-1 Noteholders, in each case, as of the date hereof.

IN WITNESS WHEREOF, HVF and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC

By:	/s/ Scott Massengill
Name: Scott Massengill
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee,

By:	/s/ Michael Caligiuri
Name: Michael Caligiuri
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SERIES 2009-1 SUPPLEMENT]